Exhibit 10.1

€300,000,000 MULTICURRENCY REVOLVING FACILITY AGREEMENT

DATED 19 DECEMBER 2017
for

UGI INTERNATIONAL, LLC as Borrower
arranged by

NATIXIS BNP PARIBAS CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK HSBC FRANCE ING BANK N.V., FRENCH BRANCH MEDIOBANCA INTERNATIONAL (LUXEMBOURG) S.A. as Mandated Lead Arrangers with
NATIXIS as Coordinator
NATIXIS as Agent and Security Agent

SCHEDULE 5. FORM OF COMPLIANCE AGREEMENT	110
SCHEDULE 6. EXISTING SECURITY	111
SCHEDULE 7. TIMETABLES	112
SCHEDULE 8. FORM OF INCREASE CONFIRMATION	113

THIS AGREEMENT is dated 19 December 2017 and made between:

(1)
UGI INTERNATIONAL, LLC, a limited liability company, incorporated under the laws of Pennsylvania, located at 460 North Gulph Road, King of Prussia, Pennsylvania, 19406, USA and represented by duly authorised signatories for the purpose of this Agreement (the "Borrower");

(2)
NATIXIS, a société anonyme, incorporated under the laws of France under registration number 542 044 524 RCS Paris, having its registered office at 30, avenue Pierre Mendès France 75013 Paris, and represented by duly authorised signatories for the purpose of this Agreement, as mandated lead arranger and bookrunner of the Facility (a "Mandated Lead Arranger" and a "Bookrunner");

(3)	THE FINANCIAL INSTITUTIONS listed in Part II and Part III of Schedule 1 as lenders (the "Original Lenders");

(4)	NATIXIS, in its capacity as agent and coordinator for the Lenders under the Finance Documents (the "Agent" and the "Coordinator"); and

(5)	NATIXIS, in its capacity as agent for the Finance Parties under the French Pledge (the "Security Agent").
IT IS AGREED as follows:
DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
"Accounting Half-Year" means each period of approximately twenty six (26) weeks ending on the last day of September and March in a Financial Year.
"Accounts" means the Annual Accounts or the Half-Year Accounts, as the case may be.
"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company and with respect to Natixis, any member of the Banque Populaire and Caisse d'Epargne networks within the meaning of articles L.512-11, L.512-86 and L.512-106 of the French Code monétaire et financier.
"Agent's Spot Rate of Exchange" means:

(a)	the Agent's spot rate of exchange; or

(b)	(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably), for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.
"Annual Accounts" means with respect to any person, the consolidated audited financial statements of that person delivered or to be delivered to the Agent under Clause 18.1 (Financial statements).
"Anti-Corruption Rules" means any law, rule or regulation aiming at preventing and/or sanctioning corruption, bribery, influence peddling and more generally, offenses against probity,

including, but not limited to, Article 17 of the Act no. 2016-1691 dated 9 December 2016 on transparency, fight against corruption and modernisation of the economic life as well as the decrees adopted for its implementation (the Sapin II Act), as well as the United Kingdom Bribery Act 2010 (the Bribery Act) and the United States Foreign Corrupt Practices Act of 1977 (the FCPA).
"Applicable Accounting Principles" has the meaning given to that term in Clause 18.3 (Requirements as to financial statements).
"Assignment Agreement" means an agreement substantially in the form set out in Schedule 4 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.
"Attributable Indebtedness" means, on any date of determination:

(a)	in respect of any Capital Lease of any person, the capitalised amount thereof that would appear on a balance sheet of such person prepared as of such date in accordance with GAAP; and

(b)
in respect of any Synthetic Lease, the capitalised amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
"Authorised Representatives" means with respect to the Borrower, the Group's Chief Financial Officer (CFO) and the Group's treasurer.
"Availability Period" means the period from and including the date of this Agreement to and including the date falling one (1) Month before the Termination Date.
"Available Commitment" means a Lender's Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Loans that are due to be made on or before the proposed Utilisation Date, other than that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.
"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.
"Base Currency" means euro.
"Base Currency Amount" means, in relation to a Loan, the amount specified in the Utilisation Request delivered by the Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three (3) Business Days before the Utilisation Date) as adjusted to reflect any repayment or prepayment of a Loan.
"Break Costs" means the amount (if any) by which:

(a)
the interest excluding the Margin which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Paris, New York and (in relation to any date for payment or purchase of euro) any TARGET Day.
"Business Plan" means the business plan remitted by the Borrower to the Lenders on the Signing Date.
"Capital Lease" means any lease of any property by the Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries provided that in the event of any change in GAAP rules and regulations any lease that was characterized as an operating lease prior to such change shall continue to be treated as an Operating Lease for all purposes hereunder.
"Capital Stock" means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person and (f) any and all warrants, rights or options to purchase any of the foregoing.
"Cash" means cash on hand at any bank credited to an account in the name of Borrower or any of its Subsidiaries and to which Borrower or any of its Subsidiaries is beneficially entitled which is repayable on demand (or within thirty (30) days of demand) without condition.
"Cash Equivalents" means short-term, highly liquid investments that are readily convertible into cash, whose original maturity is three (3) Months or less and which qualifies for classification as cash equivalents on the balance sheet or cash flow statement in accordance with GAAP.
"Change of Control" has the meaning given to that term in Clause 7.2 (Change of control and sale).
"Charged Property" means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.
"Code" means the US Internal Revenue Code of 1986, as amended.

"Commitment" means:

(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Commitment" in Part I or Part II of Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
"Compliance Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate) delivered to the Agent in accordance with Clause 18.2 (Compliance Certificate).
"Confidential Information" means all information relating to the Borrower, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 34 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.
"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Agent.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
"Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
"Consolidated EBITDA" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP:

(a)	Consolidated Net Income for such period;
plus

(b)
the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income: (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, and (iii) depreciation and amortisation of property, plant and equipment and intangible assets, in each case for such period.

For purposes of the calculation of Consolidated EBITDA, Consolidated EBITDA shall be adjusted on a Pro Forma Basis.
"Consolidated Income Tax Expense" means the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP, the provision for federal, state, local and foreign income taxes of the Borrower and its Subsidiaries for such period.
"Consolidated Interest Expense" means, for any period, the interest expense for such period determined on a Consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.
"Consolidated Net Income" means, for any period, the net income of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, in calculating Consolidated Net Income of the Borrower and its Subsidiaries for any period, there shall be excluded:

(i)	net after-tax extraordinary gains or losses;

(ii)	net after-tax gains or losses attributable to Permitted Disposals;

(iii)
the net income or loss of any person which is not a Subsidiary of the Borrower and which is accounted for by the equity method of accounting; provided, that Consolidated Net Income shall include the amount of dividends or distributions actually paid to the Borrower or any Subsidiary of the Borrower;

(iv)
the net income of any Subsidiary of the Borrower to the extent that dividends or distributions of such net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation;

(v)	the net after-tax gains or losses attributable to the early extinguishment of Indebtedness;

(vi)	the net after-tax gains or losses attributable to the early termination of any Hedge Agreement;

(vii)	unrealised gains or losses attributable to any Hedge Agreement; and

(viii)	the cumulative effect of any changes in accounting principles.
"Consolidated Total Net Indebtedness" means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness (which, for the purposes of this calculation, shall exclude all amounts relative to the face amount of any undrawn letter of credit referred to in paragraph (f) and all amounts referred to in paragraph (g) of the definition of Indebtedness) of the Borrower and its Subsidiaries less the sum of all Cash and Cash Equivalents of the Borrower and its Subsidiaries.
"Consolidated Total Net Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Total Net Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.
"DCM Transaction" means any debt capital market issuance by the Borrower as the issuer (including bonds, notes or any other similar financial instrument issued by the Borrower).
"Default" means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
"Defaulting Lender" means any Lender:

(a)
which has failed to make its participation in a Loan available (or has notified the Agent that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders' participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraphs (a) and (c) above:

(i)	its failure to pay, is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event, and
payment is made within 5 Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
"Dormant Subsidiary" means a member of the Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of USD 5,000,000 (five million dollars) or more or its equivalent in other currencies.
"Dutch Security Grantor" means UGI International Holdings B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Dutch trade register under number 34252004.
"Eligible Institution" means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower and which, in each case, is not a member of the Group or an Affiliate of any member of the Group.
"Employee Plan" means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a U.S. Obligor or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.
"Enterprise Value" means the aggregate of the purchase price to be paid for the acquisition of a target (as such term is defined under the term "Permitted Acquisition") and any Indebtedness assumed or repaid or to be assumed or repaid in relation thereto (taking into account: (a) all existing refinanced Indebtedness and existing Indebtedness of the acquired entity not to be refinanced; and (b) the amount to be paid in respect of the maximum of any deferred consideration (including earn-out payments, price adjustments, call option price, or similar arrangements and associated costs and expenses and payments to that effect, but excluding any working capital related purchase price adjustment as set forth in the relevant acquisition documents) as agreed at the time that the acquiring member of the Group enters into a legally binding commitment to make the relevant acquisition.
"Environment" means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

"Environmental Claim" means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.
"Environmental Law" means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)
the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

"Environmental Permits" means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group being subject to that Environmental Law conducted on or from the properties owned or used by any member of the Group.
"ERISA" means, at any date, the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.
"ERISA Affiliate" means, in relation to a member of the Group, each person (as defined in Section 3(9) of ERISA) which together with that member of the Group would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.
"ERISA Event" means:

(a)
(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Employee Plan unless the 30 day notice requirement with respect to such event has been waived or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an Employee Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Employee Plan within the following 30 days, unless the notice requirement with respect to such event has been waived;

(b)	the application for a minimum funding waiver under Section 302 (c) of ERISA with respect to an Employee Plan;

(c)
the provision by the administrator of any Employee Plan of a notice of intent to terminate such Employee Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA) , other than in connection with a "standard termination", as described in Section 4041(b) of ERISA, of the Employee Plan;

(d)	the cessation of operations at a facility of any Obligor or any ERISA Affiliate affecting an Employee Plan in the circumstances described in Section 4062(e) of ERISA;

(e)
the incurrence by any Obligor or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal by any Obligor or any ERISA Affiliate from a Multiple Employer Plan pursuant to Section 4063 or 4064 of ERISA;

(f)	the institution by the PBGC of proceedings to terminate an Employee Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section

4042(a) of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Employee Plan;

(g)
the failure of a U.S. Obligor or any of its ERISA Affiliates to make by its due date a required contribution with respect to any Employee Plan; or (ii) any required contribution to a Multiemployer Plan; or

(h)
the incurrence or expected incurrence by any Obligor or ERISA Affiliate of any liability under Title IV of ERISA with respect to any Employee Plan or Multiemployer Plan, other than for premiums that are duly paid.

"EURIBOR" means, in relation to any Loan in euro:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero.
"Event of Default" means any event or circumstance specified as such in Clause 21 (Events of Default).
"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Clause 7.5) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section Taxes, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Clause 12.6 (Status of Finance Parties) and (d) any U.S. federal withholding Taxes imposed under FATCA.
"Facility" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).
"Facility Office" means:

(a)
in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.
"Fallback Interest Period" means one (1) Month.

"FATCA" means:

(a)
sections 1471 to 1474 of the Code, as of the Signing Date (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.
"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.
"Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Coordinator and the Borrower (or the Agent and the Borrower) setting out any of the fees referred to in Clause 11 (Fees).
"Finance Document" means this Agreement, the Mandate Letter, any Fee Letter, any Compliance Certificate, the French Pledge, any Utilisation Request and any other document designated as a "Finance Document" by the Agent and the Borrower.
"Finance Party" means the Agent, each Bookrunner, the Coordinator, a Lender, each Mandated Lead Arranger or the Security Agent.
"Financial Year" means in relation to the Borrower or any member of the Group, the period of twelve (12) Months ending on 30 September in each year.
"Foreign Lender" means a Lender that is not a U.S. Person.
"French Pledge" means the pledge agreement dated on or about the date hereof pursuant to which the Dutch Security Grantor creates in favour of the Finance Parties a first ranking French law pledge over the shares representing sixty-five per cent (65%) of the share capital and voting rights of UGI France.
"Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 10.3 (Cost of funds).
"GAAP" means those accounting principles, standards and practices generally accepted from time to time in the United States of America.
"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
"Group" means the Borrower and its Subsidiaries for the time being.
"Group Structure Chart" means the group structure chart in the agreed form.
"Guaranty Obligation" means, the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such person pursuant to which such person has directly or indirectly guaranteed any Indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such person:

(a)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise);

(b)
entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); or

(c)
to purchase any materials, supplies or other property from, or to obtain the services of, another person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, provided, that the term Guaranty Obligation shall not include surety bonds, endorsements for collection or deposit in the ordinary course of business.
"Half-Year Accounts" means the semi-annual unaudited consolidated financial statements of a person delivered or to be delivered to the Agent under Clause 18.1 (Financial statements).
"Hedge Agreement" means any agreement with respect to any interest rate contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any person arising from fluctuations in interest rates, currency values or commodity prices.
"Historic Screen Rate" means, in relation to any Loan, the most recent applicable Screen Rate for the currency of that Loan and for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than two (2) days before the Quotation Day. If the Historic Screen Rate is determined to be below zero per cent (0%), the Historic Screen Rate applicable in this Agreement shall be taken into account as being equal to zero per cent (0%).
"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary.
"Increase Confirmation" means a confirmation substantially in the form set out in Schedule 9 (Form of Increase Confirmation).
"Increase Lender" has the meaning given to that term in Clause 2.2 (Increase).
"Indebtedness" means, with respect to any person at any date and without duplication, the sum of the following calculated in accordance with GAAP:

(a)	all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such person;

(b)
all obligations to pay the deferred purchase price of property or services of any such person, except (i) trade payables arising in the ordinary course of business not more than ninety (90) days past due, or (ii) that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such person;

(c)
the Attributable Indebtedness of such person with respect to such person's obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d)
all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e)
all Indebtedness of any other person secured by a lien on any asset owned or being purchased by such person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such person or is limited in recourse;

(f)
all obligations, contingent or otherwise, of any such person relative to the face amount of letters of credit, whether or not drawn, including any reimbursement obligation, and banker's acceptances issued for the account of any such person;

(g)	all Net Hedging Obligations of any such person;

(h)	the outstanding attributed principal amount under any asset securitisation program of any such person to the extent recourse to such person or any of its Subsidiaries; and

(i)	all Guaranty Obligations of any such person with respect to any of the foregoing.
For all purposes hereof:

(i)	the Indebtedness of any person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such person; and

(ii)	any Shareholder Advance shall not be treated as Indebtedness for any purpose provided it is subordinated to the satisfaction of the Finance Parties.
"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Finance Document and (b) to the extent not otherwise described in (a), Other Taxes.
"Insolvency Event" in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)
has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
"Intellectual Property" means:

(a)
any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).
"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).
"Intermediary Holding Company" means, in relation to a member of the Group which is an operating company, any other member of the Group in respect of which it is, directly or indirectly, a Subsidiary (comprising, as of the date of this Agreement UGI Europe, Inc., and UGI International Holdings BV. but subject to such changes as take place over time).
"Interpolated Historic Screen Rate" means, in relation to any Loan, the rate which results from interpolating on a linear basis between:

(a)	the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each for the currency of that Loan and each of which is as of a day which is no more than two (2) days before the Quotation Day. If the Interpolated Historic Screen Rate determined pursuant to paragraphs (a) or (b) above is below zero per cent (0%), the Interpolated Screen Rate applicable in this Agreement shall be taken into account as being equal to zero per cent (0%).
"Interpolated Screen Rate" means, in relation to any Loan, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time for the currency of that Loan. If the Interpolated Screen Rate determined pursuant to paragraphs (a) or (b) above is below zero per cent (0%), the Interpolated

Screen Rate applicable in this Agreement shall be taken into account as being equal to zero per cent (0%).
"Joint Venture" means any joint venture, partnership or similar arrangement or any company of which any member of the Group owns less than fifty per cent (50%) or a participation equal to fifty per cent (50%) of the equity share capital.
"IRS" means the United States Internal Revenue Service.
"Legal Reservations" means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.
"Lender" means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a "Lender" in accordance with Clause 2.2 (Increase) or Clause 22 (Changes to the Lenders),
which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.
"LIBOR" means, in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.
"LMA" means the Loan Market Association.
"Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.
"Majority Lenders" means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction).
"Mandate Letter" means the later dated 3 November 2017 between Natixis as the Coordinator, a Mandated Lead Arranger and a Bookrunner and the Borrower.
"Margin" means, in respect of any Interest Period:

(a)	in relation to any Loan in the Base Currency, one point seventy five per cent (1.75%) per annum; and

(b)	in relation to any Loan in the Optional Currency, two per cent (2%) per annum, subject in each case, to adjustment in accordance with Clause 8.5 (Margin Adjustment) for the relevant Interest Period.
"Material Adverse Effect" means an event, matter or effect which:

(a)	is materially adverse to:

(i)	the business, assets or financial condition of the Group taken as a whole; or

(ii)	the ability of the Borrower to perform its payment obligations under any of the Finance Documents or to comply with Clause 19 (Financial Covenant); or

(b)
results in the French Pledge not providing to any beneficiaries security over the assets expressed to be secured under the French Pledge or which materially adversely affects the validity or enforceability of the security expressed to be provided for under the French Pledge.

"Material Subsidiary" means at any time:

(a)	any Obligor;

(b)	any member of the Group whose Consolidated EBITDA exceeds ten per cent (10%) of the Consolidated EBITDA of the Group; and

(c)
any other member of the Group to be included as necessary to ensure that at all times the Borrower and the Material Subsidiaries represent more than seventy per cent (70%) of the Consolidated EBITDA of the Group.

"Maturity Date" means the last day of the Interest Period relating to any Loan.
"Multiemployer Plan" means a multiemployer plan, as defined in Section (3)(37) of ERISA, subject to Title IV of ERISA, to which an Obligor or any ERISA Affiliate contributes or is required to contribute.
"Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, subject to Title IV of ERISA, that (a) is maintained for employees of any Obligor or any ERISA Affiliate and at least one person other than the Obligors and the ERISA Affiliates or (b) was so maintained and in respect of which any Obligor or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
"Net Hedging Obligations" means, as of any date, the Termination Value of any Hedge Agreement on such date.
"New Lender" has the meaning given to that term in Clause 22 (Changes to the Lenders).
"New Shareholder Injections" means the amount in cash subscribed for by a shareholder of the Borrower for ordinary shares in the Borrower or a Shareholder Advance subordinated on terms acceptable to the Finance Parties and in each case in accordance with Clause 19.3 whose purpose is to cure a breach of the financial covenant contained in Clause 19.1 (Financial condition).
"Obligor" means the Borrower and the Dutch Security Grantor.
"Operating Lease" means, as to any person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such person as lessee which is not a Capital Lease.
"Optional Currency" means USD.
"Original Financial Statements" means:

(a)	the unaudited unconsolidated financial statements of the Borrower for the Financial Year ended 30 September 2016;

(b)
the unaudited and consolidated financial statements of the Group (consisting of consolidated balance sheets, income statements, cash flow statements and equity statements) for the Financial Year ending 30 September 2014, 30 September 2015 and 30 September 2016; and

(c)	the Half-Year Accounts of the Group for accounting half-year ended on 31 March 2017 and 30 September 2017.
"Original Jurisdiction" means, in relation to the Borrower, the jurisdiction under whose laws the Borrower is incorporated as at the date of this Agreement.
"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Finance Document, or sold or assigned an interest in any Loan or Finance Document).
"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Finance Document, except any such Taxes that are

Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Clause 7.5).
"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
"Party" means a party to this Agreement.
"PBGC" means the U.S. Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.
"Permitted Acquisition" means any acquisition by a member of the Group of shares in a company or substantially all of the assets of a business (in each case, the "target"), provided that, in each case, the following conditions are satisfied:

(a)	the company or the business which is the subject of such investment carries on business activities which are related, ancillary, similar or complementary to those carried on by the Group;

(b)
with respect to any investment with an Enterprise Value of at least one hundred and fifty million euro (EUR 150,000,000) (or its equivalent in any other currency), an Authorised Representative certifies to the Finance Parties (such certificate to contain calculations in reasonable detail and delivered to the Agent at least five (5) Business Days prior to the date on which the investment is completed) that the Consolidated Total Net Leverage Ratio as calculated on a Pro Forma Basis on the Testing Date which immediately precedes the date on which the investment is completed, shall not be greater than 3.5x (taking into account the investment and in the event of an acquisition of at least fifty per cent (50%) of the Capital Stock in a target, Permitted Acquisition Costs Savings and Synergies); and

(c)	no acquisitions shall be permitted to be made in a Sanctioned Country or in a target who is engaged in in any transaction, activity or conduct that would violate Sanctions, provided that in all cases (including for the avoidance of doubt with respect to any acquisition of a target with an Enterprise Value less than or equal to one hundred and fifty million euro (EUR 150,000,000) (or its equivalent in any other currency)), the Consolidated Total Net Leverage Ratio as calculated on a Pro Forma Basis on the Testing Date which immediately precedes the date on which the investment is completed, shall not be greater than 3.5x (taking into account the investment and, in the event of an acquisition of at least fifty per cent (50%) of the Capital Stock in a target, Permitted Acquisition Costs Savings and Synergies).
"Permitted Acquisition Costs Savings and Synergies" means in connection with any Permitted Acquisition, costs savings and/or costs synergies reasonably anticipated by the relevant acquiring member of the Group to occur within the immediately subsequent twelve (12) Months and quantified in a certificate prepared by an Authorised Representative provided that such cost savings and/or costs synergies may not in any case exceed ten per cent (10%) of the Consolidated EBITDA of the Borrower (the latter taken without synergies).
"Permitted Disposal" means any sale, lease, licence, transfer or other disposal which is on arm's length terms:

(a)	by a member of the Group to another member of the Group; or

(b)	by a member of the Group to an entity which is not a member of the Group, if following such disposal the Consolidated Total Net Leverage Ratio on a Pro Forma Basis is less than or equal to 3.5x.
"Permitted Merger" means:

(a)	merger between two members of the Group; or

(b)
any other merger, amalgamation or consolidation, so long as no Event of Default has occurred or is continuing before or after such event and provided that following such merger, amalgamation or consolidation the Consolidated Total Net Leverage Ratio on a Pro Forma Basis is less than or equal to 3.5x, provided that in (a) and (b) above, the merger, amalgamation or consolidation does not adversely affect the rights of the Finance Parties under the French Pledge and in the event the Borrower is involved in any merger, amalgamation or consolidation under (a) or (b), it remains the surviving entity.
"Plan" means an Employee Plan, including a Multiple Employer Plan.
"Pro Forma Basis" means, for purposes of calculating certain definitions and compliance with the Consolidated Total Net Leverage Ratio under this Agreement for any period, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) reflect events that are directly attributable to the Specified Transaction which are expected to have a continuing impact including, but not limited to, the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant:

(a)
income statement items (whether positive or negative) attributable to the Property or person subject to such Specified Transaction, (i) in the case of a disposition of all or substantially all of the Capital Stock of a Subsidiary or any division, business unit, product line or line of business, shall be excluded and (ii) in the case of a Permitted Acquisition, shall be included only in accordance with the definition of Permitted Acquisition;

(b)	any retirement of Indebtedness; and

(c)
any Indebtedness incurred or assumed by the Borrower, as applicable, or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilising the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination, provided, that the foregoing pro forma adjustments may be applied to any such definition, test or financial covenant solely to the extent that such adjustments (y) are reasonably expected to be realised within twelve (12) Months of such Specified Transaction as set forth in reasonable detail on a certificate of an Authorised Representative delivered to the Agent five (5) Business Days prior to the date on which the Specified Transaction is completed. and (z) are calculated on a basis consistent with GAAP.
"Property" means:

(a)	any freehold, leasehold or moveable property: and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

"Quotation Day" means, in relation to any period for which an interest rate is to be determined:

(a)	(in respect of the Base Currency) two (2) TARGET Days before the first day of that period; or

(b)	(in respect of the Optional Currency), two (2) Business Days before the first day of that period,
(unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).
"Recipient" means the Agent, any Lender or any other Finance Party, as applicable.
"Regulations T, U and X" means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time in effect from the date of this Agreement.
"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
"Relevant Jurisdiction" means, in relation to the Borrower:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Security to be created by it pursuant to the French Pledge is situated; and

(c)	any jurisdiction where it conducts its business.
"Relevant Market" means, in relation to the Base Currency, the European interbank market and, in relation to the Optional Currency, the London interbank market.
"Repeating Representations" means each of the representations set out in Clause 17 apart from Clauses 17.8 (No breach of laws), 17.10 (No misleading information), 17.11 (No proceedings), 17.12 (Environmental laws), 17.15 (Insolvency) and 17.17 (Group Structure Chart).
"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
"Rollover Loan" means one or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan;

(c)	in the same currency as the maturing Loan; and

(d)	made or to be made to the Borrower for the purpose of refinancing that maturing Loan.

"Sanctioned Country" means, at any time, any country or other territory that is, or whose government is, the subject or target of a general export, import, financial or investment embargo under any Sanctions broadly restricting or prohibiting dealings with such country, territory or government (comprising, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria, but subject to such changes as take place over time).
"Sanctioned Person" means, at any time, any person with whom dealings are restricted or prohibited under Sanctions, including, without limitation, (a) any person specifically listed in any Sanctions-related list of designated persons maintained by any Sanctions Authority or is otherwise a subject of Sanctions, (b) any person organised, having its registered office in, or (to the knowledge and belief of the relevant member of the Group) resident or operating in, or any Governmental Entity or governmental instrumentality of, a Sanctioned Country, or (c) any person directly or indirectly owned by, controlled by, or acting for the benefit or on behalf of any person described in clauses (a) or (b) hereof.
"Sanctions" means economic or financial sanctions or trade embargoes or any similar restrictive measures enacted, imposed, administered or enforced from time to time by any Sanctions Authority.
"Sanctions Authority" means (i) the United States, (ii) the United Nations, (iii) the European Union or any member state thereof, (iv) the United Kingdom (including Her Majesty's Treasury), (v) the French Republic or (vi) the respective governmental institutions of any of the foregoing including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury , the US Department of Commerce, the US Department of State and any other agency of the US government, or any other relevant sanctions authority.
"Screen Rate" means:

(a)
in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(b)
in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
"Security Interest" means any mortgage, pledge, lien, assignment by way of security, reservation of title, any other security interest or any other agreement or arrangement (including a sale and repurchase arrangement) having the commercial effect of conferring security.
"Shareholder Advance" means any shareholder loan, any advance or any other form of indebtedness extended by a shareholder of the Borrower or any Affiliate of a shareholder of the Borrower, from time to time, to the Borrower.

"Signing Date" means the date of this Agreement.
"Specified Time" means a day or time determined in accordance with Schedule 8 (Timetables).
"Specified Transactions" means:

(a)
any disposition of all or substantially all of the assets or Capital Stock of any Subsidiary of the Borrower or any division, business unit, product line or line of business provided that such disposition is a Permitted Disposal; and

(b)	any Permitted Acquisition.
"Subsidiary" means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.
"Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.
"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.
"TARGET Day" means any day on which TARGET2 is open for the settlement of payments in euro.
"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature payable to a Governmental Authority (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
"Termination Date" means the earlier of: (a) 30 April 2020; and (b) the date on which the UGI France Facility is refinanced in full.
"Termination Value" means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements,

(a)	for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and

(b)
for any date prior to the date referenced in (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognised dealer in such Hedge Agreements.

"Testing Date" means 31 March and 30 September of each year and the first Testing Date shall be 31 March 2018.
"Testing Period" means any twelve (12) Months period ending on a Testing Date.
"Total Assets" means, at any time, the total assets of the Borrower and its Subsidiaries as shown in the most recent balance sheet of the Borrower, determined on a consolidated basis in accordance with GAAP on or prior to the date of determination.

"Total Commitments" means the aggregate of the Commitments, being three hundred million euro (EUR 300,000,000) as at the date of this Agreement.
"Transaction Security" means the Security created or expressed to be created in favour of the Beneficiaries (as such term is defined in the French Pledge) pursuant to the French Pledge.
"Transfer Certificate" means a certificate substantially in the form set out in Part II of Schedule 3 (Requests) or any other form agreed between the Agent and the Borrower.
"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.
"UGI Corporation" means UGI Corporation, a Pennsylvania corporation.
"UGI Europe, Inc." means UGI Europe, Inc, a company incorporated in Delaware.
"UGI France" means UGI France, a société par actions simplifiée, incorporated under the laws of France.
"UGI France Facility" means the EUR600,000,000 term facility and the EUR60,000,000 revolving facility granted pursuant to the senior facilities agreement dated 30 April 2015 between, inter alios, UGI France (as parent, guarantor, security grantor and borrower) and Barclays Bank PLC, BNP Paribas, Caisse régionale de Crédit Agricole Mutuel de Paris et d'Ile de France, Crédit Lyonnais S.A., ING Bank N.V. (acting through its French branch), Natixis, Société Générale Corporate & Investment Banking (the corporate and investment banking division of Société Générale). (as mandated lead arrangers, underwriters and bookrunners), HSBC France (as senior mandated lead arranger), Natixis (as facility agent and security agent) and the original lenders listed therein, and as amended, supplemented or amended and restated from time to time.
"Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents.
"US" means the United States of America.
"US Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
"U.S. Person" means any person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.
"Utilisation" means a utilisation of the Facility.
"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.
"Utilisation Request" means a notice substantially in the form set out in Part I of Schedule 3 (Requests).
"Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

"Withholding Agent" means the Borrower and the Agent.

1.2	Construction
(a)    Unless a contrary indication appears, a reference in this Agreement to:

(i)
the "Agent", the "Bookrunner", the "Mandated Lead Arranger", any "Finance Party", any "Lender", any "Obligor", any "Party", any "Secured Party", the "Security Agent" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in "agreed form" is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	"assets" includes present and future properties, revenues and rights of every description;

(iv)	a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	a "group of Lenders" includes all the Lenders;

(vi)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(viii)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, which is generally complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)	a provision of law is a reference to that provision as amended or re-enacted; and

(x)	a time of day is a reference to London time.
(b)    The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.
(c)    Section, Clause and Schedule headings are for ease of reference only.
(d)    Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)    A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived.

1.3	Currency symbols and definitions
"$", "USD" and "dollars" denote the lawful currency of the United States of America; and
"€", "EUR" and "euro" denote the single currency of the Participating Member States.

1.4	Third party rights
(a)    Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.
(b)    Subject to Clause 33.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2.	THE FACILITY

2.1	The Facility
Subject to the terms of this Agreement, the Lenders make available to the Borrower a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2	Increase
(a)    The Borrower may by giving prior notice to the Agent by no later than the date falling thirty (30) Business Days after the effective date of a cancellation of the Commitment of a Lender in accordance with:

(i)	Clause 7.1 (Illegality) or Clause 7.6 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	paragraph (a) of Clause 7.5 (Right of replacement or repayment and cancellation in relation to a single Lender), request that the Commitments be increased (and the Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Commitment so cancelled as follows:

(A)
the increased Commitments will be assumed by one or more Eligible Institutions (each an "Increase Lender") each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

(B)
each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the

Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(C)
each Increase Lender shall become a Party as a "Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(D)	the Commitments of the other Lenders shall continue in full force and effect; and

(E)
any increase in the Commitments shall take effect on the date specified by the Borrower in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)    The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.
(c)    The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.
(d)    Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.
(e)    The Borrower shall promptly on demand pay the Agent the amount of all pre-agreed costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.
(f)    The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 22.4 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 22.6 (Procedure for transfer) and if the Increase Lender was a New Lender.
(g)    The Borrower may pay to the Increase Lender a fee in the amount and at the times agreed between the Borrower and the Increase Lender in a letter between the Borrower and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph (g).
(h)    Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(i)    Clause 22.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an "Existing Lender" were references to all the Lenders immediately prior to the relevant increase;

(ii)	the "New Lender" were references to that "Increase Lender"; and

(iii)	a "re-transfer" and "re-assignment" were references to respectively a "transfer" and "assignment".

2.3	Finance Parties' rights and obligations
(a)    The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
(b)    The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Borrower which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the Borrower.
(c)    A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.	PURPOSE

3.1	Purpose
The Borrower shall apply all amounts borrowed by it under the Facility towards funding the working capital needs and general corporate purposes of the Group, including, without limitation, financing of investments and Permitted Acquisitions.

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent
(a)    The Borrower shall deliver at the latest on Signing Date or prior to the Signing Date the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Lenders. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied. With the consent of all Lenders, the Agent may waive any of the conditions precedent in Part I of Schedule 2 (Conditions Precedent).

(b)    The Borrower may not deliver its first Utilisation Request unless the Lenders have received the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Lenders. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied. With the consent of all Lenders, the Agent may waive any of the conditions precedent in Part I and Part II of Schedule 2 (Conditions Precedent).

4.2	Further conditions precedent
The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:
(a)    in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and
(b)    in the case of any Utilisation which is not a Rollover Loan, the Repeating Representations to be made by the Borrower are true in all material respects.

4.3	Maximum number of Loans
The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 8 or more Loans would be outstanding.

5.	UTILISATION

5.1	Delivery of a Utilisation Request
The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request
(a)    Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods).
(b)    Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount
(a)    The currency specified in a Utilisation Request must be the Base Currency or the Optional Currency.
(b)    The amount of the proposed Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of EUR 5,000,000 (five million euro) or, if less, the Available Facility; or

(ii)	if the currency selected is the Optional Currency, a minimum of USD 5,000,000 (five million dollars) or, if less, the Available Facility; and

(iii)	in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4	Lenders' participation
(a)    If the conditions set out in this Agreement have been met, and subject to Clause 6.1 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.
(b)    The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.
(c)    The Agent shall determine the Base Currency Amount of each Loan which is to be made in the Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 27.1 (Payments to the Agent), in each case by the Specified Time.

5.5	Cancellation of Commitment
The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

6.	REPAYMENT

6.1	Repayment of Loans
(a)    The Borrower shall repay each Loan which it has drawn on the last day of its Interest Period.
(b)    Without prejudice to the Borrower's obligation under paragraph (a) above, provided no Event of Default is continuing or would result from the application of this Clause 6.1(b), if:

(i)	one or more Loans are to be made available to the Borrower:

(A)	on the same day that a maturing Loan is due to be repaid by that Borrower;

(B)	in the same currency as the maturing Loan; and

(C)	in whole or in part for the purpose of refinancing the maturing Loan; and

(ii)
the proportion borne by each Lender's participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender's participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the Borrower notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(D)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(1)	the Borrower will only be required to make a payment under Clause 27.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(2)
each Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan and that Lender will not be required to make a payment under Clause 27.1 (Payments to the Agent) in respect of its participation in the new Loans; and

(E)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(1)	the Borrower will not be required to make a payment under Clause 27.1 (Payments to the Agent); and

(2)
each Lender will be required to make a payment under Clause 27.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender's participation in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality
If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:
(a)    that Lender shall promptly notify the Agent upon becoming aware of that event;
(b)    upon the Agent notifying the Borrower, that Available Commitment of that Lender will be immediately cancelled; and
(c)    to the extent that the Lender's participation has not been transferred pursuant to paragraph (d) of Clause 7.5 (Right of replacement or repayment and cancellation in relation to a single Lender), the Borrower shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

7.2	Change of control and sale
(a)    Upon the occurrence of a Change of Control or a sale of all or substantially all of the assets of the Group (in one transaction or a series of transactions):

(i)	the Borrower shall promptly notify the Agent upon becoming aware of that event;

(ii)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan);

(iii)
the Agent shall, by not less than five (5) Business Days' notice to the Borrower, cancel the Total Commitments and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding Loans and amounts will become immediately due and payable.
(b)    For the purpose of paragraph (a) above "Change of Control" will occur if UGI Corporation:

(i)	ceases to hold, directly or indirectly, at least fifty one per cent (51%) of the issued share capital of the Borrower; or

(ii)
ceases directly or indirectly to have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control the casting of, more than fifty one per cent (51%) of the maximum number of votes that might be cast at a general meeting of the Borrower or appoint or remove all, or a majority, of the directors or the other equivalent officers of the Borrower.

7.3	Voluntary cancellation
The Borrower may, if it gives the Agent not less than three (3) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of five million euro (EUR 5,000,000) and an integral multiple of one million euro (EUR 1,000,000)) of the Available Facility. Any cancellation under this Clause 7.3 shall reduce the Commitments of the Lenders rateably.

7.4	Voluntary prepayment
The Borrower may, if it gives the Agent not less than three (3) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of five million euro (EUR 5,000,000) and an integral multiple of one million euro (EUR 1,000,000)).

7.5	Right of replacement or repayment and cancellation in relation to a single Lender
(a)    If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under Clause 12.1 (Payments free of Taxes);

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Indemnification by the Borrower) or Clause 13.1 (Increased costs); or

(iii)	interest on a Lender's participation in a Loan is being calculated in accordance with Clause 10.3 (Cost of funds), the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.
(b)    On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)    On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan.
(d)    If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)	the Borrower becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender, the Borrower may, on three (3) Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 22 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.
(e)    The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or the Security Agent;

(ii)	neither the Agent, the Security Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)
the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)    A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

7.6	Right of cancellation in relation to a Defaulting Lender
(a)    If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 5 Business Days' notice of cancellation of each Available Commitment of that Lender.
(b)    On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.
(c)    The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

7.7	Restrictions
(a)    Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.
(b)    Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.
(c)    Unless a contrary indication appears in this Agreement and except for any prepayment or cancellation of any part of the Facility pursuant to Clause 7.1 (Illegality), Clause 7.2 (Change of Control or sale), Clause 7.3 (Voluntary cancellation) or Clause 7.6 (Right of cancellation in relation to a Defaulting Lender), any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.
(d)    The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.
(e)    Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
(f)    If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.
(g)    If all or part of any Lender's participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender's Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.8	Application of prepayments
Any prepayment of a Loan pursuant to Clause 7.2 (Change of control and sale) or Clause 7.4 (Voluntary prepayment) shall be applied pro rata to each Lender's participation in that Loan in such order as the Borrower may elect in its sole discretion.

8.	INTEREST

8.1	Calculation of interest
The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:
(a)    Margin; and
(b)    in relation to any Loan in Base Currency, EURIBOR or, in relation to any Loan in the Optional Currency, LIBOR.

8.2	Payment of interest
The Borrower shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-Monthly intervals after the first day of the Interest Period).

8.3	Default interest
(a)    If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent. (1%) per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Agent.
(b)    If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)
the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)    Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest
(a)    The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.
(b)    The Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan.

8.5	Margin adjustment

8.5.1
The Margin for each Loan in respect of any Interest Period shall be adjusted in order to correspond to the percentage per annum set out below in the applicable column for a Loan denominated in the Base Currency or in the Optional Currency opposite the range in which the Consolidated Total Net Leverage Ratio falls as from the first day of the Interest Period during which the Compliance Certificate has been received by the Agent (provided that the Compliance Certificate has been received at least five (5) Business Days prior to the expiry of the relevant Interest Period) or as from the first day of the next Interest Period if the Compliance Certificate has been received by the Agent less than five (5) Business Days prior to the expiry of the relevant Interest Period (and for the first time in respect of the first Interest Period for the first Utilisation, based on the unaudited consolidated financial statements of the Group as at 30 September 2017 or any more recent Accounts received by the Agent together with the Compliance Certificate).

Consolidated Total Net Leverage Ratio	Loan drawn in the Base Currency (EUR)	Loan drawn in the Optional Currency (USD)
Greater than or equal to 3.00:1	2.35%	2.60%
Less than 3.00:1 but greater than or equal to 2.50:1	2.15%	2.40%
Less than 2.50:1 but greater than or equal to 2:00:1	1.95%	2.20%
Less than 2.00:1 but greater than or equal to 1:50:1	1.75%	2.0%
Less than 1.50:1	1.45%	1.70%

8.5.2
If the Compliance Certificate in relation to the consolidated annual unaudited financial statements (or, once the Borrower's financial statements are audited, consolidated annual audited financial statements) of the Borrower shows that the Margin should have been, but was not, increased, the Margin will be re-calculated retrospectively by reference to those consolidated annual unaudited (or consolidated annual audited) financial statements (as applicable) and appropriate adjustment payments will be required to be made (it being specified that such provision shall not apply to any Lender to the extent that it no longer holds a participation in the Facility both at the time to which the adjustment relates and at the date the adjustment is to be made).

8.5.3
If the consolidated annual unaudited financial statements (or, once the Borrower's financial statements are audited, consolidated annual audited financial statements) of the Borrower show that the Margin should have been, but was not decreased, the amounts payable by the Borrower at the end of the then current interest period shall be reduced so as to put the Lenders and the Borrower in the position they would have been in had the correct margin been applied (it being specified that such provision shall not apply to any Lender to the extent that it no longer holds a participation in the Facility at the date the adjustment is to be made).

8.5.4
No decrease in the Margin shall take effect if an Event of Default has occurred. If an Event of Default occurs and for so long as it is continuing, the Margin applicable to a Loan shall immediately be (if it is not already) the highest percentage per annum set out above for such a Loan, until the time when such Event of Default is waived or remedied.

8.5.5	For the purposes of this Clause 8.5, Margin adjustments shall not be limited to one step-down or step-up at a time.

9.	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)    The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan.
(b)    Subject to this Clause 9, the Borrower may select an Interest Period of one (1), three (3) or six (6) Months or of any other period agreed between the Borrower, the Agent and all the Lenders.
(c)    An Interest Period for a Loan shall not extend beyond the Termination Date.
(d)    Each Interest Period for a Loan shall start on the Utilisation Date.
(e)    A Loan has one Interest Period only.

9.2	Non-Business Days
(a)    If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Screen Rate
(a)    Interpolated Screen Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Interest Period of a Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.
(b)    Shortened Interest Period: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, the Interest Period of that Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable LIBOR or EURIBOR for that shortened Interest Period shall be determined pursuant to the definition of "LIBOR".
(c)    Shortened Interest Period and Historic Screen Rate: If the Interest Period of a Loan is, after giving effect to paragraph (b) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no Screen Rate is available for LIBOR or, if applicable EURIBOR for:

(i)	the currency of that Loan; or

(ii)	the Interest Period of that Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR or EURIBOR shall be the Historic Screen Rate for that Loan.
(d)    Shortened Interest Period and Interpolated Historic Screen Rate: If paragraph (c) above applies but no Historic Screen Rate is available for the Interest Period of the Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Interest Period of that Loan.

10.2	Market disruption
If before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed thirty five per cent (35%) of that Loan) that the cost to it of funding its participation in that Loan from the interbank market for the relevant currency would be in excess of EURIBOR or, if applicable, LIBOR then Clause 10.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

10.3	Cost of funds
(a)    If this Clause 10.3 applies, the rate of interest on each Lender's share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the rate notified to the Agent by that Lender as soon as practicable before the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)    If this Clause 10.3 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.
(c)    Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.
(d)    If this Clause 10.3 applies pursuant to Clause 10.2 (Market disruption) and:

(i)	a Lender's Funding Rate is less than EURIBOR or, in relation to any Loan in dollars, LIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above, the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be EURIBOR or, in relation to a Loan in dollars, LIBOR.
(e)    If this Clause 10.3 applies pursuant to Clause 10.1 (Unavailability of Screen Rate) but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

10.4	Notification to Borrower
If Clause 10.3 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Borrower.

10.5	Break Costs
(a)    The Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.
(b)    Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.	FEES

11.1	Non-utilisation fee
(a)    The Borrower shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of thirty five per cent (35%) of the amount of the applicable Margin per annum on that Lender's Available Commitment for the Availability Period.
(b)    The accrued non-utilisation fee is payable on the last day of each successive period of three (3) Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

11.2	Upfront fee
The Borrower shall pay to the Mandated Lead Arrangers and the Bookrunners an upfront fee in the amount and at the times agreed in a Fee Letter entered into between the Coordinator and the Borrower on or around the Signing Date.

11.3	Agency fee
The Borrower shall pay to the Agent in its role as the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Coordination fee
The Borrower shall pay to the Coordinator in its role as the Coordinator (for its own account) a coordination fee in the amount and at the times agreed in a Fee Letter.

12.	TAX GROSS UP AND INDEMNITIES

12.1	Payments Free of Taxes.
Any and all payments by or on account of any obligation of the Borrower under any Finance Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Clause 12.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

12.2	Payment of Other Taxes by the Borrower.

The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

12.3	Indemnification by the Borrower.
The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Clause) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Finance Party (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Finance Party, shall be conclusive absent manifest error.

12.4	Indemnification by the Lenders.
Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Finance Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Finance Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Clause 12.4.

12.5	Evidence of Payments.
As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to Clause 12 (Tax gross-up and indemnities), the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

12.6	Status of Finance Parties.

(a)
Any Finance Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Finance Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Finance Party, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in 12.6(b)(i), (ii) and (iv) below) shall not be required if in the Finance Party's reasonable judgment such completion, execution or submission would subject such Finance Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Party.
(b)    Without limiting the generality of the foregoing,

(i)
any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(A)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Finance Document, executed originals of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Finance Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(B)	executed originals of IRS Form W-8ECI;

(C)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in a form reasonably satisfactory to the Borrower and the Agent to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN-E; or

(D)
to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit [J]-2 or Exhibit [J]-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in in a form reasonably satisfactory to the Borrower and the Agent on behalf of each such direct and indirect partner;

(iii)
any Finance Party shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Finance Party becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in a withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(iv)
if a payment made to a Finance Party under any Finance Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Finance Party shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Finance Party has complied with such Finance Party's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

12.7	Treatment of Certain Refunds.
If any Finance Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to Clause 12 (including by the payment of additional amounts pursuant to this Clause 12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Clause with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Clause 12.7 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Clause 12.7 in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Clause 12.7 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other person.

12.8	Survival.
Each Party's obligations under this Clause 12.8 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Finance Document.

13.	INCREASED COSTS

13.1	Increased costs

(a)    Subject to Clause 13.3 (Exceptions) the Borrower shall, within five (5) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)	the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV, provided that, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Customer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof shall be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.
(b)    In this Agreement:

(i)	"Increased Costs" means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

(ii)	"Basel III" means:

(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurements, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; and

(B)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011 as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III"; and

(iii)	"CRD IV" means:

(A)	Regulation (EU) No 575/2013 of the European Parliaments and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

13.2	Increased cost claims
(a)    A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.
(b)    Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions
Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	(A) an Indemnified Tax, (B) a Tax described in clauses (b) through (d) of the definition of Excluded Taxes; and (C) Connection Income Taxes; or

(ii)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14.	OTHER INDEMNITIES

14.1	Currency indemnity
(a)    If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against the Borrower;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
(b)    The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

The Borrower shall within five (5) Business Days of demand, indemnify each Finance Party against any documented cost, loss or liability incurred by that Finance Party as a result of:
(a)    the occurrence of any Event of Default;
(b)    a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 26 (Sharing among the Finance Parties);
(c)    funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or gross negligence by that Finance Party alone); or
(d)    a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3	Indemnity to the Agent
The Borrower shall promptly indemnify the Agent against any documented cost, loss or liability incurred by the Agent (acting reasonably) as a result of:
(a)    investigating any event which it reasonably believes is a Default;
(b)    entering into or performing any foreign exchange contract for the purposes of paragraph (b) of Clause 27.9 (Change of currency);
(c)    acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(d)    instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

14.4	Indemnity to the Security Agent
(a)    The Borrower shall, within ten (10) Business Days of demand, indemnify the Security Agent against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and Expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)
acting as Security Agent under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise in each case, than by reason of the Security Agent's gross negligence or wilful misconduct).

(b)    The Security Agent may, in priority to any payment to the Finance Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction.

15.	MITIGATION BY THE LENDERS

15.1	Mitigation
(a)    Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.
(b)    Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability
(a)    The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).
(b)    A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.	COSTS AND EXPENSES

16.1	Transaction expenses
The Borrower shall promptly on demand pay the Agent, the Security Agent and the Mandated Lead Arrangers the amount of all documented out-of-pocket costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:
(a)    this Agreement and any other documents referred to in this Agreement; and
(b)    any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs
If:
(a)    an Obligor requests an amendment, waiver or consent; or
(b)    an amendment is required pursuant to Clause 27.9 (Change of currency), the Borrower shall, within five (5) Business Days of demand, reimburse the Agent for the amount of all documented costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement costs

The Borrower shall, within five (5) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 8

REPRESENTATION

17.	REPRESENTATIONS
The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1	Status
(a)    It and each of its Subsidiaries is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.
(b)    It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

17.2	Power and authority
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.3	Validity and admissibility in evidence
All Authorisations required or desirable:
(a)    to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and
(b)    to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.

17.4	Binding obligations
Subject to the Legal Reservations, the obligations expressed to be assumed by each Obligor in each Finance Document are legal, valid, binding and enforceable obligations.

17.5	Ranking
The Security granted pursuant to the French Pledge has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

17.6	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:
(a)    any law, regulation or judgment applicable to it or any of its Subsidiaries;
(b)    its or any of its Subsidiaries' constitutional documents; or

(c)    any agreement or the terms of any consent binding upon any member of the Group or any assets of any member of the Group to an extent which could reasonably be expected to have a Material Adverse Effect.

17.7	No contravention
The entry into by any member of the Group, the exercise of its rights under and the compliance with its obligations under and each Finance Document to which it is party do not oblige any member of the Group to create any security or result in the creation of any security over any assets of any member of the Group, other than under the French Pledge.

17.8	No breach of laws
It has not, and no member of the Group has, breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

17.9	No default
(a)    No Default is continuing or might reasonably be expected to result from the making of any Utilisation.
(b)    No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect.

17.10	No misleading information
(a)    Subject to Clause 17.10(b), any written information provided by any member of the Group for the purposes of the Business Plan was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.
(b)    The financial projections contained in the Business Plan have been prepared on the basis of recent historical information and on the basis of reasonable assumptions as of the date prepared.
(c)    Nothing has occurred or been omitted from the Business Plan and no information has been given or withheld that results in the information contained in the Business Plan being untrue or misleading in any material respect as of the date prepared.

17.11	No proceedings
(a)    No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.
(b)    No judgment or order of a court, arbitral body or agency which could reasonably be expected to have a Material Adverse Effect has been made against it or any of its Subsidiaries.

17.12	Environmental laws
It, and each member of the Group, is and has at all times taken such steps as are necessary to comply respects with all Environmental Laws and all Environmental Permits necessary in connection with the ownership and operation of its business have been obtained and are in full force and effect in all material respects where failure to comply with such Environmental Laws or Environmental Permits could reasonably be expected to have a Material Adverse Effect.

17.13	Legal and beneficial ownership
The Dutch Grantor is the sole legal and beneficial owner of the respective assets over which it purports to grant Security Interests pursuant to the French Pledge, free from any claims, third party rights or competing interests.

17.14	Financial Statements
(a)    The Original Financial Statements were prepared in accordance with GAAP consistently applied and fairly represent the consolidated financial position (as at the date to which they were prepared) of and the results of the operations of, the Group for the period to which they relate and the state of the affairs of the Group (as the case may be) at the end of the relevant period and, in particular, disclose or reserve against all liabilities (actual or contingent).
(b)    The latest Annual Accounts and the latest Half-Year Accounts delivered from time to time under Clause 18.1 (Financial statements) were prepared in accordance with GAAP consistently applied and, in the case of:

(i)
the latest Annual Accounts fairly represent the consolidated financial position of the Group as at the date to which they were prepared and the results of the operations of the Group for the period to which they related and the state of the affairs of the Group at the end of that period and, in particular, disclose or reserve against all liabilities (actual or contingent) to the extent required by the Applicable Accounting Principles; and

(ii)
the latest Half-Year Accounts show with reasonable accuracy the consolidated financial position of the Group as at the date to which they were prepared and the results of the operations of the Group for the period to which they related and, in particular, disclose or reserve against all liabilities (actual or contingent) to the extent required by the Applicable Accounting Principles.

17.15	Insolvency
No:
(a)    corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 21.7 (Insolvency proceedings); or
(b)    creditors' process described in Clause 21.8 (Creditors' process), has been taken or, to the knowledge of the Borrower, threatened in relation to a member of the Group; and none of the circumstances described in Clause 21.6 (Insolvency) applies to a member of the Group.

17.16	No filing or stamp taxes
No Finance Documents are required to be filed, recorded or enrolled with any U.S. court or other authority and no stamp, registration, notarial or similar Taxes or fees are payable in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

17.17	Group Structure Chart

(a)    The Group Structure Chart delivered to the Agent pursuant to Part I of Schedule 2 (Conditions precedent) is true, complete and accurate in all material respects and shows the following information:

(i)
each member of the Group, including current name, its Original Jurisdiction (in the case of the Borrower), its jurisdiction of incorporation (in the case of any other member of the Group) and/or its jurisdiction of establishment, a list of shareholders and indicating whether a company is a Dormant Subsidiary or is not a company with limited liability; and

(ii)	all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person.
(b)    All necessary intra-Group loans are set out in the Group Structure Chart.

17.18	Anti-corruption laws
(a)    Each member of the Group (as well as their respective board members, legal representatives, directors, officers, employees, agents or Affiliates) has conducted its businesses in compliance with applicable Anti-Corruption Rules and has instituted and maintained policies and procedures designed to promote and achieve compliance with such Anti-Corruption Rules by the above-mentioned legal entities or individuals.
(b)    None of the Obligor, any other member of the Group, or any of their respective directors, officers or employees, or to the knowledge of the Borrower, any of their respective affiliates, agents or any of the other above-mentioned legal entities or individuals, is subject to any action, proceedings, investigation or inquiry which would relate to the Anti-Corruption Rules applicable to it, including on the part of the Sanctions committee of the French Anti-Corruption Agency or any other foreign authority with similar powers.
(c)    No member of the Group will, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or any other person in any manner that would result in a violation of Anti-Corruption Laws by any person (including any person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).

17.19	Sanctions
None of the Borrower, any other member of the Group, their respective directors or officers, or, to the knowledge of the Borrower, any Affiliate, agent or employee of it, is a Sanctioned Person or located, organized or resident in a Sanctioned Country and the Borrower and each member of the Group has instituted and maintained policies and procedures designated to prevent violation of such laws, rules or regulations. No Obligor, no member of the Group, nor any of their respective directors or officers nor, to the best of its knowledge, any member of the Group's employees, Affiliates, agents or representatives:

(a)	is a Sanctioned Person;

(b)
is a person who is otherwise the target of Sanctions such that the entry into, or performance, of this Agreement or any other Finance Document would be prohibited for a Lender or would cause such Lender to breach applicable law;

(c)	is owned or controlled by (including, without limitation, by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Sanctioned Person or a foreign government that is the target of Sanctions such that the entry into, or performance under, this Agreement or any other Finance Document would be prohibited under applicable law or applicable Sanctions;

(d)	engage or have engaged in any dealings or transactions with, involving or for the benefit of a Sanctioned Person, or involving any Sanctioned Country, in each case in violation of Sanctions;

(e)	is subject to any action, proceeding or litigation with regard to any actual violation of Sanctions;

(f)	engage in any activity that could trigger a designation under existing Sanctions; or

(g)	is located, organized or resident in a Sanctioned Country.

17.20	Anti-money laundering

(a)
None of the Borrower, any other member of the Group or any of their respective directors or officers, or, to the best knowledge of the Borrower, any Affiliate or any agent or employee of it, has engaged in any activity or conduct which would violate any applicable anti-money laundering laws, rules or regulations in any applicable jurisdiction and each member of the Group has instituted and maintained policies and procedures designated to prevent violation of such laws, rules or regulations.

(b)
None of the Borrower, any other member of the Group or any of their respective directors or officers, has been subject to any action, proceeding, litigation, claim or, to the best knowledge of the Borrower, any Affiliate or employee of it, investigation with regard to any actual or alleged violation of any applicable anti-money laundering or terrorist financing laws, rules or regulations in any applicable jurisdiction.

17.21	ERISA and Multiemployer Plans
(a)    With respect to any Plan, no ERISA Event has occurred or, subject to the passage of time, is reasonably expected to occur that has resulted in or would reasonably be expected to have a Material Adverse Effect.
(b)    To the best of the knowledge and belief of the Borrower, there is no existing or expected change in the funding status of any Plan which would reasonably be expected to have a Material Adverse Effect.
(c)    Neither the Borrower nor any ERISA Affiliate has incurred or, so far as the Borrower is aware, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan which has or would reasonably be expected to have a Material Adverse Effect.
(d)    Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan has been terminated, within the meaning of Title IV of ERISA, and, so far as the Borrower is aware, no such Multiemployer Plan is reasonably expected to be terminated, within the meaning of Title IV of ERISA, in each case and to the extent that such termination would reasonably be expected to have a Material Adverse Effect.
(e)    The Borrower and any ERISA Affiliates are in compliance in all respects with the presently applicable contribution and funding provisions of ERISA and the Code with respect to each Employee Plan and Multiemployer Plan, except for failures to so comply which would not reasonably be expected to have a Material Adverse Effect. No condition exists or event or transaction has occurred with respect to any Employee Plan, and neither the Borrower nor any ERISA Affiliate has received notice of an event with respect to a Multiemployer Plan, which would reasonably be expected to result in the incurrence by the Obligor or any ERISA Affiliate of any liability, fine or penalty which would reasonably be expected to have a Material Adverse Effect.
(f)    No assets of the Borrower constitute the assets of any Plan within the meaning of the U.S. Department of Labor Regulation § 2510.3-101 to an extent which would reasonably be expected to have a Material Adverse Effect.

17.22	Investment Companies
The Borrower is not registered, or required to be registered as an "investment company" under the U.S. Investment Company Act of 1940, as amended.

17.23	Federal Regulations
The use of the proceeds hereunder in accordance with the terms of this Agreement does not violate Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System of the United States.

17.24	Repetition
The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request, on each Utilisation Date (other than in the case of a Rollover Loan) and the first day of each Interest Period.

18.	INFORMATION UNDERTAKINGS
The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1	Financial statements
The Borrower shall supply to the Agent in sufficient copies for all the Lenders:
(a)    For as long as the Borrower does not publish audited consolidated financial statements:

(i)	as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each Financial Year:

(A)	the unaudited consolidated financial statements of the Group for that Financial Year;

(B)	the audited consolidated financial statements of UGI France for that Financial Year; and

(C)	the unaudited unconsolidated financial statements of the Borrower for that Financial Year;

(ii)	as soon as the same become available, but in any event within ninety (90) days after the end of each Accounting Half-Year:

(A)	the unaudited consolidated financial statements of the Group for that Accounting Half-Year; and

(B)	the unaudited consolidated financial statements of UGI France for that Accounting Half-Year;
and
(b)    after the Borrower has had its consolidated financial statements audited:

(i)	as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each Financial Year:

(A)	the audited consolidated financial statements of the Group for that Financial Year;

(B)	the audited unconsolidated financial statements of the Borrower for that Financial Year; and

(C)	the audited consolidated financial statements of UGI France for that Financial Year;

(ii)
as soon as the same become available, but in any event within ninety (90) days after the end of each Accounting Half-Year, for each Accounting Half-Year, the unaudited consolidated financial statements of the Group for that Accounting Half-Year; and

(iii)	as soon as the same become available, but in any event no later than 30 June 2018:

(A)	the audited consolidated financial statements of the Group for the Financial Year ending 30 September 2017;

(B)	the audited unconsolidated financial statements of the Borrower for the Financial Year ending 30 September 2017; and

(C)	the audited consolidated financial statements of UGI France for the Financial Year ending 30 September 2017.

18.2	Compliance Certificate

(a)
The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(i)(A), (a)(i)(B), (a)(ii)(A), (b)(i)(A), (b)(i)(c) and (b)(ii) of Clause 18.1 (Financial statements) a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial covenant) as at the date as at which those financial statements were drawn up.

(b)
Each Compliance Certificate shall be signed by an Authorised Representative and, in the case of the audited consolidated financial statements, shall be reported on by the Borrower's auditors in the form agreed by the Borrower and all the Lenders before the date of this Agreement.

18.3	Requirements as to financial statements

(a)
Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial statements) shall be certified by a Chief Financial Officer or a treasurer of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up.

(b)	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using the "Applicable Accounting Principles" which means:

(i)	in relation to any audited or unaudited consolidated financial statements of the Group and any audited or unaudited consolidated financial statements of UGI France, GAAP; and

(ii)	in relation to any other member of the Group, generally accepted accounting principles, standards, and practices in its jurisdiction of incorporation.

18.4	Information: miscellaneous
The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):
(a)    a list of Material Subsidiaries (together with their annual financial statements only) and promptly after any change in the list of Material Subsidiaries occurring, the revised list of the same;
(b)    copies of all documents dispatched by the Borrower to its creditors promptly after the Borrower has dispatched such documents to its creditors;
(c)    promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which could reasonably be expected to have a Material Adverse Effect;
(d)    promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which could reasonably be expected to have a Material Adverse Effect;
(e)    promptly, such further information regarding the financial condition, business or operations of the Borrower and the Material Subsidiaries, including, as the case may be, a certificate from the Borrower signed by its Chief Executive Officer or Chief Financial Officer certifying that no Default is continuing, promptly upon request by the Agent as any Finance Party (through the Agent) may reasonably request;
(f)    customary information requirements regarding "Know your customers" checks ("KYC") in accordance with Clause 18.8 ("Know your customer" checks);
(g)    notification of any acquisition (which should qualify as a Permitted Acquisition) by any member of the Group in the event that the acquired entity will qualify as a Material Subsidiary following such acquisition;
(h)    promptly, any document evidencing the Borrower's compliance with its obligations under any Anti-Corruption Rule, promptly upon request by the Agent as any Finance Party (through the Agent) may reasonably request; and
(i)    promptly upon any change in any accounting principles to the extent any such change impacts the calculation of the Consolidated Total Net Leverage Ratio (an "Accounting Principles Change"), a written explanation detailing: (i) the impact of any Accounting Principles Change on the calculation of the Consolidated Total Net Leverage Ratio and to any financial statements to be delivered pursuant to Clause 18.1 (Financial statements); and (ii) the calculation of the Consolidated Total Net Leverage Ratio immediately prior and immediately following any such Accounting Principles Change taking effect.

18.5	US Patriot Act notification
The Borrower acknowledges that, pursuant to the US Patriot Act, the Lenders are required to obtain, verify and record information that identifies the Borrower, including without limitation the name and address of the Borrower.

18.6	Notification of default
The Borrower shall notify the Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

18.7	Use of websites
(a)    The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the "Designated Website") if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Borrower and the Agent.
(b)    The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.
(c)    The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)    Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten (10) Business Days.

18.8	"Know your customer" checks
(a)    If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
(b)    Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.	FINANCIAL COVENANT

19.1	Financial condition
The Borrower shall ensure that the Consolidated Total Net Leverage Ratio shall at all times not exceed 3.50:1.

19.2	Financial testing
Commencing from the fiscal quarter ending 31 March 2018, the financial covenant set out in Clause 19.1 (Financial condition) shall be calculated in accordance with the Applicable Accounting Principles and tested by reference to each of the financial statements delivered pursuant to Clause 18.1 (Financial statements).

19.3	Equity Cure
(a)    If:

(i)	the requirement of the financial covenant contained in Clause 19.1 (Financial condition) is not met in respect of a Testing Period (the "Applicable Period"); and

(ii)
cash proceeds (the "Equity Cure Amount") are received by the Borrower pursuant to any New Shareholder Injections after the end of the applicable Testing Period but prior to the end of a period of fifteen (15) Business Days following the date on which the Compliance Certificate for the applicable Testing Period is required to be delivered in accordance with Clause 18.2 (Compliance Certificate),

(iii)
the Borrower may elect to remedy the failure to comply with the requirements of the financial covenant contained in Clause 19.1 (Financial condition) by reducing the Consolidated Total Net Indebtedness for that Testing Period as if a prepayment and cancellation of the Indebtedness of the Group had been made on the last day of the applicable Testing Period in the amount of the Equity Cure Amount.

(b)    No Equity Cure Amount may exceed the amount required to remedy the failure to comply with the requirements of the financial covenant contained in Clause 19.1 (Financial condition).
(c)    No Equity Cure Amount shall be taken into account for the purposes of any calculation, test or other purpose under the Finance Documents, other than in determining compliance with the financial covenant contained in Clause 19.1 (Financial condition) in accordance with this Clause 19.3.
(d)    The Borrower may not make an election under paragraph (a) above:

(i)	more than two (2) times over the life of the Facility; and

(ii)	in connection with two (2) consecutive Testing Periods.

20.	GENERAL UNDERTAKINGS
The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Authorisations
The Borrower shall promptly:
(a)    obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)    supply certified copies to the Agent of,
any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

20.2	Compliance with laws
The Borrower shall (and shall procure that each Obligor and each Material Subsidiary will) comply in all respects with all laws to which it may be subject, if failure so to comply is reasonably likely to have a Material Adverse Effect or would materially impair its ability to perform its obligations under the Finance Documents.

20.3	Publication of financial statements
The Borrower shall publish its audited consolidated financial statements as soon as they are available and in any event no later than 30 June 2018.

20.4	Negative pledge
In this Clause, "Quasi-Security" means an arrangement or transaction described in paragraph (b) below.
(a)    The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets, including but not limited to:

(i)	the Borrower shall not create or permit to subsist any Security over any share in UGI Europe; and

(ii)
the Borrower shall procure that the Dutch Security Grantor will not create or permit to subsist any Security over any share in UGI France which is not the subject of the Security granted pursuant to the French Pledge.

(b)    The Borrower shall not (and the Borrower shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Indebtedness or of financing the acquisition of an asset.
(c)    Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, listed below:

(i)	the Transaction Security;

(ii)	any Security or Quasi-Security listed in Schedule 6 (Existing Security) except to the extent the principal amount secured by that Security or Quasi-Security exceeds the amount stated in that Schedule;

(iii)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iv)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(A)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,
(d)    excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(i)	any lien arising by operation of law and in the ordinary course of trading;

(ii)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(B)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(C)	the Security or Quasi-Security is removed or discharged within six (6) months of the date of acquisition of such asset;

(iii)
any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(B)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(C)	the Security or Quasi-Security is removed or discharged within six (6) months of that company becoming a member of the Group;

(iv)	any Security or Quasi-Security entered into pursuant to any Finance Document;

(v)
any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group; or

(vi)
any Security or Quasi-Security not otherwise permitted pursuant to any of the above paragraphs securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than permitted under the paragraphs above) does not exceed fifteen percent (15%) of the Total Assets at any time.

20.5	Disposals

(a)    The Borrower shall not (and shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.
(b)    Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of trading of the disposing entity;

(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash); or

(iii)	which is a Permitted Disposal.

20.6	Indebtedness - Intermediary Holding Companies
The Borrower will procure that no Intermediary Holding Company will, incur or permit to be outstanding any Indebtedness, other than:
(a)    a guarantee granted by any such holding company;
(b)    the payment of commodity prices (as part of their gas supply);
(c)    any intercompany loans;
(d)    subordinated shareholder loans provided they are subordinated to the satisfaction of the Finance Parties; and
(e)    existing Indebtedness and any replacement or refinancing of such Indebtedness provided that the total aggregate amount of such replacement or refinancing is not greater that the existing Indebtedness to be refinanced and its maturity is not earlier than the existing maturity date of the existing Indebtedness.

20.7	Merger
(a)    The Borrower shall not (and shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.
(b)    Paragraph (a) above does not apply to:

(i)	any sale, lease, transfer or other disposal permitted pursuant to Clause 20.5 (Disposals); or

(ii)	any Permitted Merger.

20.8	Loans or credit
The Borrower shall not, and the Borrower will procure that no member of the Group will, make any loans or grant any credit to any person other than:
(a)    credit granted by any member of the Group in the ordinary course of its trading activities;
(b)    any loan made by a member of the Group to any other member of the Group;
(c)    any loan made to a Joint Venture to the extent permitted under Clause 20.9(b);

(d)    any loan or grant of credit to officers of the Group provided that the maximum aggregate principal amount of all such loans shall not exceed USD 1,000,000 (one million dollars) (or its equivalent in other currencies) for the Group taken as a whole;
(e)    any advances to non-officer employees in the ordinary course of business; and
(f)    any other loan or grant of credit granted with the prior consent of the Majority Lenders, and in each case, to the extent permissible under applicable law.

20.9	Acquisitions
The Borrower shall not and will procure that no member of the Group will acquire shares in a company or substantially all the assets of a business other than:
(a)    any Permitted Acquisition; and
(b)    any investment in any Joint Venture provided that the Joint Venture is a limited liability company (or similar entity with limited liability in the jurisdiction of its incorporation) or the relevant member of the Group investing must invest in the relevant Joint Venture through a limited liability company whose purpose will be to hold such investment.

20.10	Dividend and interest payment under the Subordinated Loan
The Borrower procures that no dividend shall be distributed by it, no interest arising from any Shareholder Advance shall be paid in cash and no Shareholder Advance shall be repaid in case of:
(a)    the occurrence of an Event of Default and for so long as it is continuing; or
(b)    the Consolidated Total Net Leverage Ratio, as calculated on a pro forma basis (taking into account the distribution or the payment of cash interest) for the Testing Date immediately preceding the proposed distribution, repayment or payment of cash interest being greater than 3.50:1.

20.11	Insurance
The Borrower will, and will procure that each Obligor and each Material Subsidiary will effect and thereafter maintain insurances at its own expense in relation to all its assets and risks of an insurable nature with reputable insurers which:
(a)    provide cover against such risks, and to such extent, as normally insured against by other companies owning or possessing similar assets or carrying on similar businesses; and
(b)    shall be in amounts which would in the circumstances be prudent for those companies.

20.12	Change of business
The Borrower shall, and will procure that each Obligor and each Material Subsidiary will, procure that no substantial change is made to the general nature of its business and the general nature of the business of the Group taken as a whole from that carried on at the date of this Agreement.

20.13	Pari passu ranking

The Borrower shall ensure that the claims of the Finance Parties under the Finance Documents will at all times rank at least pari passu in right and priority of payment with the claims of all its other present and future unsecured and unsubordinated creditors except those whose claims are mandatorily preferred by law.

20.14	Taxes
The Borrower will, and will procure that the Dutch Security Grantor and each Material Subsidiary will, pay when due (or within any applicable time limit), all Taxes imposed upon it or any of its assets, income or profits on any transactions undertaken or entered into by it except in relation to any bona fide tax dispute (for which, if applicable, provision has been made in its accounts) and provided failure to do so could not reasonably be expected to have a Material Adverse Effect.

20.15	Intellectual Property
The Borrower will, and will procure that each member of the Group will preserve and maintain the Intellectual Property required for the operation of its business where not doing so could reasonably be expected to have a Material Adverse Effect.

20.16	Environmental compliance
The Borrower shall (and shall ensure that each member of the Group will):
(a)    comply with all Environmental Law;
(b)    obtain, maintain and ensure compliance with all requisite Environmental Permits;
(c)    implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect.

20.17	Environmental Claims
The Borrower shall (and shall ensure that each member of the Group will, through the Borrower), promptly upon becoming aware of the same, inform the Agent in writing of:
(a)    any Environmental Claim against any member of the Group which is current, pending or threatened; and
(b)    any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

20.18	Ownership
(a)    The Borrower shall at all times hold one hundred per cent (100%) of the issued share capital of UGI Europe.
(b)    The Borrower shall ensure that the Dutch Grantor, at all times, holds one hundred per cent (100%) of the issued share capital of UGI France.

20.19	Sanctions

(a)    The Borrower undertakes that it will not, and will procure that each member of the Group will not, directly or indirectly, use the proceeds of any Loan under the Facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (a) to fund or facilitate any activities or business of or with or related to any person, or in any country or territory, that, at the time of such funding, is a Sanctioned Person or Sanctioned Country, or (b) in any other manner that would result in a violation of Sanctions by any person (including any party to the Finance Documents, whether as underwriter, advisor, investor, or otherwise).
(b)    The Borrower shall (and it shall ensure that the Dutch Security Grantor will) ensure that (a) no person that is a Sanctioned Person will have any legal or beneficial interest in any funds repaid or remitted by an Obligor to any Lender in connection with the Facility, and (b) it shall not (and it shall procure that no member of the Group will) use any revenue or benefit derived from any activity or dealing with a Sanctioned Person for the purpose of discharging amounts owing to the Lenders in respect of the Facility.
(c)    The Borrower shall (and it shall procure that each member of the Group shall) implement and maintain appropriate safeguards designed to prevent any action that would be contrary to paragraph (a) or (b) above.
(d)    The Borrower shall, and shall procure that each other member of the Group will, promptly upon becoming aware of the same, supply to the Agent details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions.
(e)    The Borrower undertakes that it will not, and will procure that each member of the Group will not, directly or indirectly, engage in any transaction, activity or conduct that would violate Sanctions applicable to them.

20.20	Anti-corruption laws and anti-money laundering
(a)    The Borrower shall not (and it shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach any Anti-Corruption Rule or anti-money laundering laws, rules or regulations in any jurisdiction.
(b)    The Borrower shall (and it shall ensure that each member of the Group will):

(i)	conduct its businesses in compliance with applicable Anti-Corruption Rules and anti-money laundering laws or regulations;

(ii)	take at any time all the measures imposed by the Anti-Corruption Rules applicable to it;

(iii)	maintain policies and procedures designed to promote and achieve compliance with such laws or regulations; and

(iv)
not, directly or indirectly, use the proceeds of the Facility for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in each case in violation of Anti-Corruption Rules.

20.21	DCM Transactions
(a)    The Borrower shall ensure that any net proceeds from any DCM Transaction are applied in full in prepayment and cancellation of any of its, or any of its Subsidiaries', Indebtedness

(but excluding any Indebtedness provided by either: (i) a member of the Group to another member of the Group; or (ii) a shareholder of a member of the Group to any member of the Group).
(b)    The proceeds of any DCM Transaction must be so applied within five (5) Business Days after receipt of such proceeds by the Borrower.

21.	EVENTS OF DEFAULT
Each of the events or circumstances set out in Clause 21 is an Event of Default (save for Clause 21.16 (Acceleration)), whether or not the occurrence of the event concerned is outside the control of any member of the Group.

21.1	Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:
(a)    its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and
(b)    payment is made within three (3) Business Days of its due date.

21.2	Financial covenant
Any requirement of Clause 19 (Financial covenant) is not satisfied and is not cured in accordance with Clause 19.3 (Equity Cure).

21.3	Other obligations
(a)    An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Financial covenant) above).
(b)    Other than in relation to the undertakings set out in Clause 20.19 (Sanctions) above, no Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within twenty (20) Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) the Borrower becoming aware of such failure to comply. It being specified that such twenty (20) Business Day remedial period shall not apply to any non-compliance with Clause 20.19 (Sanctions) above.

21.4	Misrepresentation
Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and, other than in relation to a representation or statement made or deemed to be made by an Obligor under clauses 17.18 (Anti-corruption laws), 17.19 (Sanctions), or 17.20 (Anti-money laundering) if the circumstances giving rise to that default are capable of remedy, they are not remedied within twenty (20) Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) the Borrower becoming aware of such misrepresentation. It being specified that such twenty (20) Business Day remedial period shall not apply to any representation or statement made or deemed to be made by an Obligor under clauses 17.18 (Anti-corruption laws), 17.19 (Sanctions) and 17.20 (Anti-money laundering).

21.5	Cross default
(a)    Any Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.
(b)    Any Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
(c)    Any commitment for any Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).
(d)    Any creditor of any member of the Group becomes entitled to declare any Indebtedness of any member of the Group as a result of an event of default (however described).
(e)    No Event of Default will occur under this Clause 21.5 if the aggregate amount of Indebtedness or commitment for Indebtedness falling within paragraphs (a) to (d) above is less than fifty million euro (EUR 50,000,000) (or its equivalent in any other currency or currencies).

21.6	Insolvency
(a)    An Obligor or a Material Subsidiary:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to be unable to pay its debts as they fall due;

(iii)	suspends or threatens to suspend payment of its debts generally; or

(iv)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)    A moratorium is declared in respect of any Indebtedness of an Obligor or a Material Subsidiary.

21.7	Insolvency proceedings
Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(a)    the suspension of payments, a moratorium of any indebtedness, the winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Subsidiary or an Obligor other than a solvent liquidation or reorganisation of any Material Subsidiary which is not an Obligor;
(b)    a composition, compromise, assignment or arrangement with any creditor of any Material Subsidiary or an Obligor;
(c)    the appointment of a liquidator (other than in respect of a solvent liquidation of a Material Subsidiary which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of a Material Subsidiary or an Obligor or any of their assets; or

(d)    enforcement of any Security over any assets of a Material Subsidiary or an Obligor, or any analogous procedure or step is taken in any jurisdiction.
This Clause 21.7 (Insolvency proceedings) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within thirty (30) days of commencement.

21.8	Creditors' process
Any expropriation, attachment, sequestration, distress or execution affects any assets of the Group having an aggregate value of fifty million euro (EUR 50,000,000) (or its equivalent in any other currency or currencies) and is not discharged within thirty (30) days.

21.9	Unlawfulness
It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents in any material respect.

21.10	Repudiation
An Obligor repudiates a Finance Document.

21.11	Invalidity
Any provision of any Finance Document becomes otherwise invalid, or is contested by any Obligor, or any denial by any Obligor of the existence of any liability or obligation on its part under any Finance Document in any material respect.

21.12	Auditors' qualification
Restatement of a prior year's Annual Accounts, or audit qualification of Annual Accounts if such qualification is the result of an inaccuracy or an omission in such statements or any non-conformance with GAAP, to the extent that the Consolidated Total Net Leverage Ratio would have been more than 3.50x if determined based upon the restated Annual Accounts or, in the case of an audit qualification of Annual Accounts, if determined upon Annual Accounts adjusted for the effects of the inaccuracy or omission in such statements or any non-conformance with GAAP.

21.13	No judgment
No judgment or order of a court, arbitral body or agency, which has not been stayed or bonded and which has or is reasonably expected to have a Material Adverse Effect.

21.14	Material adverse change
At any time there occurs any event or series of events which could reasonably be expected to have a Material Adverse Effect.

21.15	ERISA
(a)    Any ERISA Event shall have occurred with respect to a Plan and the liability of the Borrower and the ERISA Affiliates related to such ERISA Event is in an amount that has or would reasonably be expected to have a Material Adverse Effect.

(b)    The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and any ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), has or would reasonably be expected to have a Material Adverse Effect or requires payments in an amount that has or would reasonably be expected to have a Material Adverse Effect.
(c)    The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, and as a result of such termination the aggregate annual contributions of the Borrower and the ERISA Affiliates to all Multiemployer Plans that are then being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such termination occurs by an amount that has or would reasonably be expected to have a Material Adverse Effect.

21.16	Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall, if so directed by the Majority Lenders, by notice to the Borrower:
(a)    cancel the Total Commitments whereupon they shall immediately be cancelled;
(b)    declare that all or part of the Loans, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;
(c)    declare that all or part of the Loans be payable on demand whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and / or
(d)    exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

SECTION 9
CHANGES TO PARTIES

22.	CHANGES TO THE LENDERS

22.1	Assignments and transfers by the Lenders
Subject to this Clause 22, a Lender (the "Existing Lender") may:
(a)    assign any of its rights; or
(b)    transfer by novation any of its rights and obligations,
to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

22.2	Borrower consent
(a)    The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of any Lender; or

(ii)	made at a time when an Event of Default is continuing.
(b)    The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five (5) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

22.3	Other conditions of assignment or transfer
(a)    An assignment will only be effective on:

(i)
receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and

(ii)
performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(b)    A transfer will only be effective if the procedure set out in Clause 22.6 (Procedure for transfer) is complied with.
(c)    If:

(i)	a Lender changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the change occurs, an Obligor would be obliged to make a payment to the Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs), then the Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Lender acting through its previous Facility Office would have been if the change had not occurred.
(d)    Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

22.4	Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of EUR 3,000.

22.5	Limitation of responsibility of Existing Lenders
(a)    Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.
(b)    Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)    Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

22.6	Procedure for transfer
(a)    Subject to the conditions set out in Clause 22.2 (Borrower consent) and Clause 22.3 (Other conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.
(b)    The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.
(c)    Subject to Clause 22.10 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Agent, the Security Agent, the Mandated Lead Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

22.7	Procedure for assignment
(a)    Subject to the conditions set out in Clause 22.2 (Borrower consent) and Clause 22.3 (Other conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.
(b)    The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.
(c)    Subject to Clause 22.10 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.
(d)    Lenders may utilise procedures other than those set out in this Clause 22.7 to assign their rights under the Finance Documents (but not, without the consent of the Borrower or unless in accordance with Clause 22.6 (Procedure for transfer), to obtain a release by the Borrower from the obligations owed to the Borrower by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 22.2 (Borrower consent) and Clause 22.3 (Other conditions of assignment or transfer).

22.8	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Borrower a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

22.9	Security over Lenders' rights
In addition to the other rights provided to Lenders under this Clause 22, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:
(a)    any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)    any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

22.10	Pro rata interest settlement
(a)    If the Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 22.6 (Procedure for transfer) or any assignment pursuant to Clause 22.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:
(b)    when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and
(c)    the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 22.10, have been payable to it on that date, but after deduction of the Accrued Amounts.
(d)    In this Clause 22.10 references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.
(e)    An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 22.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

22.11	Register
The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Transfer Certificate, Assignment Agreement and Increase Confirmation delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

23.	CHANGES TO THE BORROWER

23.1	Assignments and transfer by the Borrower
The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 10
THE FINANCE PARTIES

24.	ROLE OF THE AGENT, THE SECURITY AGENT AND THE MANDATED LEAD ARRANGERS

24.1	Appointment of the Agent
(a)    Each of the Mandated Lead Arrangers and the Lenders appoints the Agent and the Security Agent to act as its agent under and in connection with the Finance Documents.
(b)    Each of the Mandated Lead Arrangers and the Lenders authorises the Agent and the Security Agent on its behalf:

(i)	to execute such of the Finance Documents which are expressed to be executed by the Agent and the Security Agent on behalf of the Lenders; and

(ii)
to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2	Instructions
(a)    The Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.
(b)    The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
(c)    Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.
(d)    The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)    In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
(f)    The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

24.3	Duties of the Agent
(a)    The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
(b)    Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
(c)    Without prejudice to Clause 22.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.
(d)    Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(e)    If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.
(f)    If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Mandated Lead Arrangers) under this Agreement, it shall promptly notify the other Finance Parties.
(g)    The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

24.4	Role of the Mandated Lead Arrangers
Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

24.5	No fiduciary duties
(a)    Nothing in any Finance Document constitutes the Agent, the Security Agent or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.
(b)    Neither the Agent, nor the Security Agent nor the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.6	Business with the Group
The Agent, the Security Agent and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

24.7	Rights and discretions

(a)    The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
(b)    The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.
(c)    The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)    Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.
(e)    The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
(f)    The Agent may act in relation to the Finance Documents through its officers, employees and agents.
(g)    Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)    Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Mandated Lead Arrangers are obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation (including, but not limited to, Sanctions) or a breach of a fiduciary duty or duty of confidentiality.
(i)    Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

24.8	Responsibility for documentation
Neither the Agent nor the Mandated Lead Arrangers are responsible or liable for:
(a)    the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Mandated Lead Arrangers, an Obligor or any other person in or in connection with any Finance Document or the Business Plan or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(b)    the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or
(c)    any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

24.9	No duty to monitor
The Agent shall not be bound to enquire:
(a)    whether or not any Default has occurred;
(b)    as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)    whether any other event specified in any Finance Document has occurred.

24.10	Exclusion of liability
(a)    Without limiting paragraph (d) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)
without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(b)    any act, event or circumstance not reasonably within its control; or
(c)    the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
(d)    No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.
(e)    The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.
(f)    Nothing in this Agreement shall oblige the Agent or the Mandated Lead Arrangers to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Mandated Lead Arrangers.
(g)    Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

24.11	Lenders' indemnity to the Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 27.10 (Disruption to payment systems etc.), notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

24.12	Resignation of the Agent
(a)    The Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the Lenders and the Borrower.
(b)    Alternatively the Agent may resign by giving 30 days' notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.
(c)    If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (and, so long as no Event of Default has occurred or is continuing, after consultation with the Borrower,) may appoint a successor Agent.
(d)    If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 24 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties.
(e)    The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Borrower shall, within three (3) Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.
(f)    The Agent's resignation notice shall only take effect upon the appointment of a successor.
(g)    Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 24 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)    After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.
(i)    The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three (3) Months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)
the Agent fails to respond to a request under Clause 12.6(b)(iv) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent pursuant to Clause 12.6(b)(iv) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

24.13	Confidentiality
(a)    In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
(b)    If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

24.14	Relationship with the Lenders
(a)    Subject to Clause 22.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
(b)    Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 29.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 29.2 (Addresses) and paragraph (a)(ii) of Clause 29.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

24.15	Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
(a)    the financial condition, status and nature of each member of the Group;
(b)    the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(c)    whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(d)    the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

24.16	Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

24.17	Role of the Security Agent
(a)    The Security Agent declares that it acts as agent of the Beneficiaries (as such term is defined in the French Pledge) for the purpose of the Transaction Security, acting in such capacity in its name but on behalf of the Beneficiaries.

25.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:

(a)    interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)    oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)    oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

26.	SHARING AMONG THE FINANCE PARTIES

26.1	Payments to Finance Parties
If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 27 (Payment mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:
(a)    the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;
(b)    the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 27 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and
(c)    the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 27.5 (Partial payments).

26.2	Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 27.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

26.3	Recovering Finance Party's rights
On a distribution by the Agent under Clause 26.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

26.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
(a)    each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b)    as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

26.5	Exceptions
(a)    This Clause 26 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.
(b)    A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11
ADMINISTRATION

27.	PAYMENT MECHANICS

27.1	Payments to the Agent
(a)    On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.
(b)    Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

27.2	Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 27.3 (Distributions to an Obligor) and Clause 27.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

27.3	Distributions to an Obligor
The Agent may (with the consent of the Obligor or in accordance with Clause 28 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

27.4	Clawback and pre-funding
(a)    Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.
(b)    Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.
(c)    If the Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

27.5	Partial payments
(a)    If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent and the Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)    The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.
(c)    Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

27.6	No set-off by the Borrower
All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

27.7	Business Days
(a)    Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
(b)    During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

27.8	Currency of account
(a)    Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from the Borrower under any Finance Document.
(b)    A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)    Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.
(d)    Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(e)    Any amount expressed to be payable in a currency other than the Base Currency or the Optional Currency shall be paid in that other currency.

27.9	Change of currency
(a)    Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)    If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

27.10	Disruption to payment systems etc.
If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:
(a)    the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;
(b)    the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;
(c)    the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;
(d)    any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 33 (Amendments and Waivers);
(e)    the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 27.10; and
(f)    the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

28.	SET-OFF
After an Event of Default has occurred and is continuing, a Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

29.	NOTICES

29.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter or email.

29.2	Addresses
The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:
(a)    in the case of the Borrower, that identified with its name below;
(b)    in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and
(c)    in the case of the Agent or the Security Agent, that identified with its name below, or any substitute address or email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days' notice.

29.3	Delivery
(a)    Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.
(b)    Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or Security Agent's signature below (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

(c)    All notices from or to an Obligor shall be sent through the Agent.
(d)    Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.
(e)    Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

29.4	Notification of address and email address
Promptly upon changing its address or email address, the Agent shall notify the other Parties.

29.5	Electronic communication
(a)    Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days' notice.
(b)    Any such electronic communication as specified in paragraph (a) above to be made between the Borrower and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.
(c)    Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.
(d)    Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.
(e)    Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 29.5.

29.6	English language
(a)    Any notice given under or in connection with any Finance Document must be in English.
(b)    All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30.	CALCULATIONS AND CERTIFICATES

30.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

30.2	Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

31.	PARTIAL INVALIDITY
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

32.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

33.	AMENDMENTS AND WAIVERS

33.1	Required consents
(a)    Subject to Clause 33.2 (All Lender matters) and Clause 33.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.
(b)    The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 33.
(c)    Paragraph (e) of Clause 22.10 (Pro rata interest settlement) shall apply to this Clause 33.

33.2	All Lender matters
Subject to Clause 10.1 (Unavailability of Screen Rate) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:
(a)    the definition of "Majority Lenders" in Clause 1.1 (Definitions);
(b)    an extension to the date of payment of any amount under the Finance Documents;
(c)    a reduction in the Margin (other than as a result of a margin adjustment in accordance with Clause 8.5 (Margin adjustment)) or a reduction in the amount of any payment of principal, interest, fees or commission payable;
(d)    a change in currency of payment of any amount under the Finance Documents;
(e)    an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;
(f)    a change to an Obligor;
(g)    any provision which expressly requires the consent of all the Lenders;
(h)    any provision relating to Sanctions, anti-corruption laws or anti-money laundering laws or regulations;
(i)    the release of any Transaction Security; or
(j)    Clause 2.3 (Finance Parties' rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 7.2 (Change of control and sale), Clause 7.8 (Application of prepayments), Clause 20.21 (DCM Transactions), Clause 22 (Changes to the Lenders), Clause 23 (Changes to the Borrower), Clause 26 (Sharing among the Finance Parties), this Clause 33, Clause 37 (Governing law) or Clause 38.1 (Jurisdiction);
shall not be made without the prior consent of all the Lenders.

33.3	Other exceptions
An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Mandated Lead Arrangers (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent or the Mandated Lead Arrangers, as the case may be.

33.4	Replacement of Screen Rate
(a)    Subject to Clause 33.3 (Other exceptions), if any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may only be made with the consent of all the Lenders and the Borrower.
(b)    If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within three (3) Business Days (unless the Borrower and the Agent agree to a longer time period in relation to any request) of that request being made:

(i)
its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

34.	CONFIDENTIAL INFORMATION

34.1	Confidentiality
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 34.2 (Disclosure of Confidential Information) and Clause 34.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

34.2	Disclosure of Confidential Information
Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives, or to any other such third party (provided, that in the case of a third party, such third party must deliver a Confidentiality Undertaking to the Borrower) relating to the Borrower and its obligations such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)    to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents, to any direct, indirect, actual or prospective counterparty to any swap, derivative or securitization transaction related to the obligations under this Agreement or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 24.14 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 22.9 (Security over Lenders' rights);

(viii)	who is a Party; or

(ix)	with the consent of the Borrower;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(c)    in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking (it being specified that a limited amount of Confidential Information may be disclosed to such person for the purpose of negotiating the terms of the Confidentiality Undertaking, including but not limited to, the amount of the Facility, the name of the Borrower and the type of facility) except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
(d)    in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking it being specified that a limited amount of Confidential Information may be disclosed to such person for the purpose of negotiating the terms of the Confidentiality Undertaking, including but not limited to, the amount of the Facility, the name of the Borrower and the type of facility) or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;
(e)    in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;
(f)    to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master

Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and
(g)    to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

34.3	Disclosure to numbering service providers
(a)    Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 37 (Governing law);

(vi)	the names of the Agent, the Security Agent and the Mandated Lead Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facility (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facility;

(xi)	type of Facility;

(xii)	ranking of Facility;

(xiii)	Termination Date for Facility;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.
(b)    The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)    The Borrower represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.
(d)    The Borrower agrees that the information referred to in paragraph (a) above may be disclosed for the purpose of league tables.

34.4	Entire agreement
This Clause 34 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

34.5	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

34.6	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:
(a)    of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 34.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(b)    upon becoming aware that Confidential Information has been disclosed in breach of this Clause 34.

34.7	Continuing obligations
The obligations in this Clause 34 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve Months from the earlier of:
(a)    the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)    the date on which such Finance Party otherwise ceases to be a Finance Party.

35.	CONFIDENTIALITY OF FUNDING RATES

35.1	Confidentiality and disclosure
(a)    The Agent and the Borrower agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.
(b)    The Agent may disclose:

(i)	any Funding Rate to the Borrower pursuant to Clause 8.4 (Notification of rates of interest); and

(ii)
any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)    The Agent may disclose any Funding Rate, and the Borrower may disclose any Funding Rate, to:

(i)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

35.2	Related obligations
(a)    The Agent and the Borrower acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Borrower undertake not to use any Funding Rate for any unlawful purpose.
(b)    The Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)
of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 35.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 35.

35.3	No Event of Default
No Event of Default will occur under Clause 21.3 (Other obligations) by reason only of the Borrower's failure to comply with this Clause 35.

36.	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

37.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

38.	ENFORCEMENT

38.1	Jurisdiction
(a)    The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").
(b)    The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
(c)    Notwithstanding paragraph (a) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

38.2	Service of process
Without prejudice to any other mode of service allowed under any relevant law, the Borrower:
(a)    irrevocably appoints Petershill Secretaries Limited (PricewaterhouseCoopers LLP

Entity Governance and Compliance, 1 Embankment Place, London, WC2N 6RH) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(b)    agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1.

The Original Lenders

Name of Original Lender	Commitment (€)
NATIXIS	50,000,000
BNP PARIBAS	50,000,000
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	50,000,000
HSBC FRANCE	50,000,000
ING BANK N.V., FRENCH BRANCH	50,000,000
MEDIOBANCA INTERNATIONAL (LUXEMBOURG) S.A.	50,000,000
Total	€300,000,000

Schedule 2.

Conditions precedent
Part 1

Conditions Precedent on the signing of the Agreement
All the conditions precedent listed below will have to be in form and substance satisfactory to the Lenders prior to or on the Signing Date (as applicable).

1.	Obligors

(a)	A certified copy of the constitutional documents for the Borrower, including:

(i)	an original or a certified copy of their constitutional documents and other by-laws;

(ii)	their certificate of incorporation;

(iii)	a certificate of good standing for the Borrower;

(iv)	applicable uniform commercial code ("UCC") searches for the Borrower;

(v)	bankruptcy searches for the Borrower.

(b)	In respect of the Borrower:

(i)
a certified copy of a resolution of its board of supervisory directors (if any) approving the execution of, and the terms of, and the transactions contemplated by, the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party;]

(c)	In respect of the Borrower, a secretary certificate signed by the company secretary or assistant secretary:

(i)
certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at the Signing Date;

(ii)	including a specimen signature of each person authorised to sign the Finance Documents and each Utilisation Request and any other related documents and evidence of such authorisation;

(d)	In respect of the Borrower, a certificate signed by the Authorised Representative certifying that:

(i)	utilisation by the Borrower of the Total Commitments in full would not breach any limit binding on it;

(ii)	there is no Default at Signing Date; and

(iii)
the Consolidated Total Net Leverage Ratio pro forma for the acquisitions of UGI Italia S.r.l. and DVEP Investeringen B.V. (the "Recent Acquisitions") as at the Signing Date is less than or equal to 3.5x.

(e)	A certified copy of the constitutional documents for the Dutch Security Grantor including:

(i)	an up-to-date extract from the Dutch trade register (handelsregister) relating to it dated no earlier than five (5) Business Days prior to the date of this Agreement;

(ii)	Deed of incorporation (Akte van oprichting);

(iii)	Articles of association (statuten).

(f)	In respect of the Dutch Security Grantor:

(i)	a copy of a resolution of its board of supervisory directors approving the execution of, and the terms of, and the transactions contemplated by, the French Pledge;

(ii)	authorising a specified person or persons to execute the French Pledge;

(g)
In respect of the Dutch Security Grantor, a certificate signed by a director or officer who is authorised to represent the Dutch Security Grantor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at the Signing Date;

(h)	A certified copy of the constitutional documents for UGI France including:

(i)	an up-to-date extract from the French trade register relating to it dated no earlier than fifteen (15) Business Days prior to the date of this Agreement; and

(ii)	Articles of association.

2.	Finance Documents
The following documents in the agreed form duly executed and delivered by all parties to them:

(a)	this Agreement; and

(b)	any Fee Letter to be executed at the Signing Date.

3.	Security Document

(a)	At least two originals of the French Pledge.

(b)	A copy of all notices required to be sent under the French Pledge executed by the Dutch Grantor and, where customary in the Relevant Jurisdiction, duly acknowledged by the addressee.

(c)
All share certificates, transfers and stock transfer forms or equivalent duly executed by the Dutch Grantor in blank in relation to the assets subject to or expressed to be subject to the Security and other documents of title to be provided under the French Pledge.

4.	Legal opinions
The following legal opinions, each addressed to the Agent, the Security Agent and the Original Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facility:

(a)	An opinion from Gide Loyrette Nouel LLP, legal advisers to the Agent as to English law substantially in the form distributed to the Original Lenders prior to signing of this Agreement.

(b)	An opinion from Loyens & Loeff N.V., legal advisers to the Obligors as to Dutch law substantially in the form distributed to the Original Lenders prior to signing of this Agreement.

(c)	An opinion from Gide Loyrette Nouel AARPI, legal advisers to the Agent as to French law substantially in the form distributed to the Original Lenders prior to signing of this Agreement.

(d)	An opinion from Morgan, Lewis & Bockius LLP, legal advisers to the Obligors as to US law substantially in the form distributed to the Original Lenders prior to signing of this Agreement.

5.	Other documents and evidence

(a)	Delivery of satisfactory "Know your customers" checks documents as may be required by the Original Lenders in accordance with their business requirements.

(b)	Delivery of the business plan and the projections of the Group for the period 2017 to 2020 pro forma for the Recent Acquisitions as defined under (i) below.

(c)	Evidence that, upon the Signing Date, all documented and reasonable fees and documented and reasonable out-of-pocket, costs and expenses due to the Original

Lenders (and their legal counsels to the extent invoiced) on the Signing Date have been paid or will be paid in full on such date.

(d)	Delivery of the Original Financial Statements.

(e)	An up to date Group Structure Chart and list of Material Subsidiaries on the Signing Date.

(f)	Evidence that a Process Agent has been appointed by the Borrower pursuant to Clause 38.2 (Service of process).

(g)
A certificate from the Borrower confirming the aggregate amount secured by the existing security over assets of the Group has been provided no later than fifteen (15) days prior to the proposed Signing Date.

(h)	A certificate from the Borrower confirming the aggregate amount of existing indebtedness of the Group has been provided no later than fifteen (15) days prior to the proposed Signing Date.

(i)
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Obligors accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

Part 2

Conditions precedent to initial Utilisation
The availability of the Facility is conditional upon the Lenders having received the following documents and other evidences in form and substance satisfactory to them acting reasonably at the latest five (5) Business Days prior to the sending of the first Utilisation Request, except if such documents and other evidences have already been provided to the Lenders under Part 1 of Schedule 2 and are still up to date and accurate on the date of the first Utilisation as certified by an Authorised Representative to the Borrower in a form and substance satisfactory to the Lenders (acting reasonably):

1.	Obligors

(a)	A certified copy of the constitutional documents for the Borrower, including:

(i)	an original or a certified copy of their constitutional documents and other by-laws;

(ii)	their certificate of incorporation;

(iii)	a certificate of good standing for the Borrower;

(iv)	applicable uniform commercial code ("UCC") searches for the Borrower; and

(v)	bankruptcy searches for the Borrower.

(b)	In respect of the Borrower:

(i)
a certified copy of a resolution of its board of supervisory directors (if any) approving the execution of, and the terms of, and the transactions contemplated by, the Finance Documents to which it is a party; and

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party.

(c)	In respect of the Borrower, a secretary certificate signed by the company secretary or assistant secretary:

(i)
certifying that each copy document relating to it specified in this Part 2 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at the Signing Date; and

(ii)	including a specimen signature of each person authorised to sign the Finance Documents and each Utilisation Request and any other related documents and evidence of such authorisation.

(d)	In respect of the Borrower, a certificate signed by the Authorised Representative certifying that:

(i)	utilisation by the Borrower of the Total Commitments in full would not breach any limit binding on it;

(ii)	there is no Default or Event of Default at Signing Date; and

(iii)
the Consolidated Total Net Leverage Ratio pro forma for the acquisitions of UGI Italia S.r.l. and DVEP Investeringen B.V. (the "Recent Acquisitions") as at the Signing Date is less than or equal to 3.5x.;

(e)	A certified copy of the constitutional documents for the Dutch Security Grantor including:

(i)	an up-to-date extract from the Dutch trade register (handelsregister) relating to it dated no earlier than five (5) Business Days prior to the date of this Agreement;

(ii)	Deed of incorporation (Akte van oprichting);

(iii)	Articles of association (statuten).

(f)	In respect of the Dutch Security Grantor:

(i)	a copy of a resolution of its board of supervisory directors approving the execution of, and the terms of, and the transactions contemplated by, the French Pledge;

(ii)	authorising a specified person or persons to execute the French Pledge;

(g)
In respect of the Dutch Security Grantor, a certificate signed by a director or officer who is authorised to represent the Dutch Security Grantor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at the Signing Date;

(h)	A certified copy of the constitutional documents for UGI France including:

(i)	an up-to-date extract from the French trade register relating to it dated no earlier than fifteen (15) Business Days prior to the date of this Agreement;

(ii)	Articles of association.

2.	Finance Documents
The following documents in the agreed form duly executed and delivered by all parties to them:

(a)	any Fee Letter to be executed at the Utilisation Date;

(b)	a Utilisation Request, substantially in the form set out at Part 1 of Schedule 3 (Requests) to this Agreement.

3.	Other documents and evidence

(a)
Evidence that, upon the Utilisation Date, all fees and reasonable out-of-pocket, costs and expenses due to the Original Lenders (and their legal counsels to the extent invoiced) on the Utilisation Date have been paid or will be paid in full on such date.

(b)
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Security Grantors accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)
A Compliance Certificate (based on the unaudited consolidated financial statements of the Group as at 30 September 2017 or any more recent Accounts received by the Agent and in each case pro forma for the Recent Acquisitions) setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial covenant).

Schedule 3.

Requests
Part 1

Utilisation Request
From:    [Borrower]
To:    [Agent]
Dated:
Dear Sirs
[Borrower] – [           ] Facility Agreement
dated [           ] (the "Agreement")

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Currency of Loan:	[ ]
Amount:	[ ] or, if less, the Available Facility
Interest Period:	[ ]

3.	We confirm that each condition specified in Clause [4.2] (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan]/[The proceeds of this Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.
Yours faithfully

…………………………………
authorised signatory for
[the Borrower]

Part 2

Form of Transfer Certificate
To:    [            ] as Agent and [            ] as Security Agent
From:    [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")
Dated:
[Borrower] – [             ] Facility Agreement
dated [           ] (the "Agreement")

1.
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 22.6 (Procedure for transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 22.6 (Procedure for transfer) of the Agreement, all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 29.2 (Addresses) of the Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 22.5 (Limitation of responsibility of Existing Lenders) of the Agreement.
The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is eligible to receive payments free and clear of any Tax.

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

7.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:
This Transfer Certificate is accepted by the Agent and the Security Agent and the Transfer Date is confirmed as [           ].

[Agent] By:
[Security Agent] By:
Schedule 4.

Form of Assignment Agreement

To:	[ ] as Agent, [ ] as Security Agent and [ ] as Borrower, for and on behalf of each Obligor

From:	[the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")
Dated:
[Borrower] - [●] Facility Agreement
dated [●] (the "Agreement")

1.
We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 22.7 (Procedure for assignment) of the Agreement:

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment(s) and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 29.2 (Addresses) of the Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 22.5 (Limitation of responsibility of Existing Lenders) of the Agreement.

7.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is eligible to receive payments free and clear of any withholding tax.

8.
This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 22.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower) of the Agreement, to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

9.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

10.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments]
[Existing Lender]                        [New Lender]
By:                                By:
This Assignment Agreement is accepted by the Agent and the Security Agent and the Transfer Date is confirmed as [    ].
Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent] By:
[Security Agent] By:
Schedule 5.

Form of Compliance Certificate
To:    [       ] as Agent
From:    [Borrower]
Dated:
Dear Sirs
[Borrower] – [       ] Facility Agreement
dated [       ] (the "Agreement")

1.
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that: [Insert details of covenants to be certified]

3.	[We confirm that no Default is continuing.]*

Signed:	…..................	…..................
	Director	Director
	Of	of
	[Borrower]	[Borrower]

[insert applicable certification language]**

…..................
[for and on behalf of
[name of auditors of the Borrower]]***

Schedule 6.

Existing Security

Name of obligor	Security	Total Principal Amount of Indebtedness Secured
UGI France	Security granted in connection with the UGI France Facility	€660,000,000
Various members of the Group	Capital Leases secured by the assets described therein	in aggregate of $920,315

Schedule 7.

Timetables

	Loans in euro	Loans in dollars
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) (Clause 9.1 (Selection of Interest Periods))	U-3 11:00 am (Brussels time)	U-3 11:00 am (Brussels time)
Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders' participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation)
	U-3 17:00 (Brussels time)	U-3 17:00 (Brussels time)

LIBOR or EURIBOR is fixed	Quotation Day 11:00 a.m. in respect of LIBOR and 11:00 a.m. (Brussels time) in respect of EURIBOR	Quotation Day 11:00 a.m.

Schedule 8.

Form of Increase Confirmation

To:	[●] as Agent, [●] as Security Agent and [●] as Borrower, for and on behalf of each Obligor

From:	[the Increase Lender] (the "Increase Lender")
Dated:
[Borrower] – [●] Facility Agreement
dated [●] (the "Agreement")

1.
We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.2 (Increase) of the Agreement.

3.
The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the "Relevant Commitment(s)") as if it had been an Original Lender under the Agreement in respect of the Relevant Commitment(s).

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment(s) is to take effect (the "Increase Date") is [ ].

5.	On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 29.2 (Addresses) of the Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in paragraph (i) of Clause 2.2 (Increase) of the Agreement.

8.	The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is eligible to receive payments free and clear of any withholding tax.

9.	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

10.	This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

12.
THE SCHEDULE

Relevant Commitment(s)/rights and obligations to be assumed by the Increase Lender
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments]
[Increase Lender]
By:

This Increase Confirmation is accepted by the Agent and the Increase Date is confirmed as [ ].

[Agent] By:
[Security Agent] By:

SIGNATURE PAGES TO THE MULTICURRENCY REVOLVING FACILITY AGREEMENT

THE BORROWER

SIGNED on behalf of
UGI INTERNATIONAL, LLC
as Borrower

/s/ G. Gary Garcia Signature Name: G. Gary Garcia Title: Treasurer
Notice Details

Address: 460 North Gulph Road, King of Prussia, Pennsylvania 19406, USA
Fax:610-992-3259
Phone: 610-456-6672
Email: GarciaG@ugicorp.com
Attention : G. Gary Garcia, Treasurer

THE MANDATED LEAD ARRANGERS, THE BOOKRUNNERS AND THE ORIGINAL LENDERS

SIGNED on behalf of
NATIXIS
as Mandated Lead Arranger, Bookrunner and Lender,
acting by its authorised signatory:

/s/ Christine Laine Signature Name: Christine Laine Title: Corporate Loan Structuring	/s/ Marc Chevrette Signature Name: Marc Chevrette Title: Regional Director - France

SIGNED on behalf of
BNP Paribas
as Mandated Lead Arranger, Bookrunner and Lender,
acting by its authorised signatories:

/s/ Joe Onischuk Signature Name: Joe Onischuk Title: Managing Director	/s/ Mark Renaud Signature Name: Mark Renaud Title: Managing Director

SIGNED on behalf of
Crédit Agricole Corporate and Investment Bank
as Mandated Lead Arranger, Bookrunner and Lender,
acting by its authorised signatory:

/s/ Jean-Michael Fatovic Signature Name: Jean-Michael Fatovic Title: Managing Director	/s/ Gordon Yip Signature Name: Gordon Yip Title: Managing Director

[Signature to Multicurrency Revolving Facility Agreement]

SIGNED on behalf of
HSBC France
as Mandated Lead Arranger, Bookrunner and Lender,
acting by its authorised signatory:

/s/ Helene Bloch Signature Name: Helene Bloch Title: ________________________	/s/ Neil Mazumder Signature Name: Neil Mazumder Title: ________________________

SIGNED on behalf of
ING Bank N.V., French Branch
as Mandated Lead Arranger, Bookrunner and Lender,
acting by its authorised signatory:

/s/ Christelle Oberlin Signature Name: Christelle Oberlin Title: Head of Corporate Lending	/s/ Christophe Poos Signature Name: Christophe Poos Title: Head of Credit Risk

SIGNED on behalf of
MEDIOBANCA INTERNATIONAL (LUXEMBOURG) S.A.
as Mandated Lead Arranger, Bookrunner and Lender,
acting by its authorised signatory:

/s/ Stefano Biondi Signature Name: Stefano Biondi Title: Chief Executive Officer	/s/ Antonio Santese Signature Name: Antonio Santese Title: Chief Risk Officer

[Signature to Multicurrency Revolving Facility Agreement]

THE COORDINATOR

SIGNED on behalf of
NATIXIS
as Coordinator,
acting by its authorised signatory:

/s/ Christine Laine Signature Name: Christine Laine Title: Corporate Loan Structuring	/s/ Marc Chevrette Signature Name: Marc Chevrette Title: Regional Director - France

Notice Details

Address:
Fax:
Email:
Attention:

THE AGENT AND THE SECURITY AGENT

SIGNED on behalf of
NATIXIS
as Agent and Security Agent,
acting by its authorised signatory:

/s/ Christine Laine Signature Name: Christine Laine Title: Corporate Loan Structuring	/s/ Axelle de Pesquidoux Signature Name: Axelle de Pesquidoux Title: Agency Officer

Notice Details

Address:
Fax:
Email:
Attention:

[Signature to Multicurrency Revolving Facility Agreement]